                                     FORM OF

                             THIRD AMENDED AND RESTATED

                          AGREEMENT OF LIMITED PARTNERSHIP

                                         OF

                            URBAN SHOPPING CENTERS, L.P.

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I             DEFINED TERMS...............................................................................1

ARTICLE II            ORGANIZATIONAL MATTERS.....................................................................15
   Section 2.1        Organization and Continuation; Application of Act..........................................15
   Section 2.2        Name.......................................................................................15
   Section 2.3        Principal Office...........................................................................15
   Section 2.4        Term.......................................................................................15

ARTICLE III           PURPOSE....................................................................................16
   Section 3.1        Purpose and Business.......................................................................16
   Section 3.2        Powers.....................................................................................16

ARTICLE IV            CAPITAL CONTRIBUTIONS; ISSUANCE AND RIGHTS OF UNITS; CAPITAL ACCOUNTS......................16
   Section 4.1        Capital Contributions of the Partners......................................................16
   Section 4.2        Issuances of Additional Partnership Interests..............................................18
   Section 4.3        No Preemptive Rights.......................................................................19
   Section 4.4        Capital Accounts of the Partners...........................................................19
   Section 4.5        Concurrent Transactions....................................................................21
   Section 4.6        Class A Common Units.......................................................................22
   Section 4.7        Series C Preferred Units...................................................................26
   Section 4.8        Issuance of Series D Preferred Units.......................................................27

ARTICLE V             DISTRIBUTIONS..............................................................................27
   Section 5.1        Requirement and Characterization of Distributions..........................................27
   Section 5.2        Amounts Withheld...........................................................................28
   Section 5.3        Distributions Upon Liquidation.............................................................29
   Section 5.4        Draw.......................................................................................29

ARTICLE VI            ALLOCATIONS................................................................................29
   Section 6.1        Allocations For Capital Account Purposes...................................................29
   Section 6.2        Special Allocation Rules...................................................................35
   Section 6.3        Allocations for Tax Purposes...............................................................37

ARTICLE VII           MANAGEMENT AND OPERATIONS OF BUSINESS......................................................38
   Section 7.1        Management.................................................................................38
   Section 7.2        Certificate of Limited Partnership.........................................................41
   Section 7.3        Restrictions on General Partner's Authority................................................42
   Section 7.4        Responsibility for Expenses................................................................42
   Section 7.5        Outside Opportunities of the General Partner...............................................43
   Section 7.6        Transactions with Affiliates...............................................................43
   Section 7.7        Indemnification............................................................................44
   Section 7.8        Liability of the General Partner...........................................................45
   Section 7.9        Other Matters Concerning the General Partner...............................................46
   Section 7.10       Title to Partnership Assets................................................................47
   Section 7.11       Reliance by Third Parties..................................................................47

ARTICLE VIII          RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.................................................48
   Section 8.1        Limitation of Liability....................................................................48
   Section 8.2        Management of Business.....................................................................48
   Section 8.3        Outside Activities of Limited Partners.....................................................48


                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                               PAGE
   Section 8.4        Priority Among Partners....................................................................48
   Section 8.5        Rights of Limited Partners Relating to the Partnership.....................................49
   Section 8.6        Limited Partner Representative.............................................................50

ARTICLE IX            BOOKS, RECORDS, ACCOUNTING AND REPORTS.....................................................50
   Section 9.1        Records and Accounting.....................................................................50
   Section 9.2        Fiscal Year................................................................................50
   Section 9.3        Reports....................................................................................50

ARTICLE X             TAX MATTERS................................................................................51
   Section 10.1       Preparation of Tax Returns.................................................................51
   Section 10.2       Tax Elections..............................................................................51
   Section 10.3       Tax Matters Partner........................................................................51

ARTICLE XI            TRANSFERS AND WITHDRAWALS..................................................................54
   Section 11.1       Transfer...................................................................................54
   Section 11.2       Transfer of General Partner's Partnership Interest.........................................54
   Section 11.3       Limited Partners' Rights to Transfer.......................................................54
   Section 11.4       Substituted Limited Partners...............................................................56
   Section 11.5       Assignees..................................................................................56
   Section 11.6       General Provisions.........................................................................57

ARTICLE XII           ADMISSION OF PARTNERS......................................................................58
   Section 12.1       Admission of Successor General Partner.....................................................58
   Section 12.2       Admission of Additional Limited Partners...................................................58
   Section 12.3       Amendment of Agreement and Certificate.....................................................58

ARTICLE XIII          DISSOLUTION AND LIQUIDATION................................................................58
   Section 13.1       Dissolution................................................................................58
   Section 13.2       Winding Up.................................................................................59
   Section 13.3       Compliance with Timing Requirements of Regulations; Allowance for Contingent or Unforeseen
                      Liabilities or Obligations.................................................................60
   Section 13.4       Rights of Limited Partners.................................................................61
   Section 13.5       Cancellation of Certificate of Limited Partnership.........................................61
   Section 13.6       Reasonable Time for Winding-Up.............................................................61

ARTICLE XIV           AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS...............................................61
   Section 14.1       Amendments.................................................................................61
   Section 14.2       Meetings of the Partners...................................................................64

ARTICLE XV            GENERAL PROVISIONS.........................................................................64
   Section 15.1       Addresses and Notice.......................................................................64
   Section 15.2       Titles and Captions........................................................................65
   Section 15.3       Pronouns and Plurals.......................................................................65
   Section 15.4       Further Action.............................................................................65
   Section 15.5       Binding Effect.............................................................................65
   Section 15.6       Waiver of Partition........................................................................65
   Section 15.7       Entire Agreement...........................................................................65
   Section 15.8       Securities Law Provisions..................................................................65
   Section 15.9       Remedies Not Exclusive.....................................................................65


                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                               PAGE
   Section 15.10      Time.......................................................................................66
   Section 15.11      Creditors..................................................................................66
   Section 15.12      Waiver.....................................................................................66
   Section 15.13      Execution Counterparts.....................................................................66
   Section 15.14      Applicable Law.............................................................................66
   Section 15.15      Invalidity of Provisions...................................................................66
   Section 15.16      Voting Limits Regarding Organic Change.....................................................66

ARTICLE XVI           POWER OF ATTORNEY..........................................................................66
   Section 16.1       Power of Attorney..........................................................................66

EXHIBIT A             PARTNERS AND PARTNERSHIP INTERESTS

EXHIBIT B             AGREED VALUE OF PROPERTY AS OF THE EFFECTIVE DATE

EXHIBIT C             FORM OF UNIT CERTIFICATION

EXHIBIT D             MERGER DATE CASH DISTRIBUTIONS AND RECLASSIFICATION
                      OF LIMITED PARTNERSHIP INTERESTS ON MERGER DATE

EXHIBIT E             RESTRICTED PROPERTIES

EXHIBIT F-1           SERIES C PREFERRED UNITS

EXHIBIT F-2           SERIES D PREFERRED UNITS

EXHIBIT G             ORIGINAL POOL PROPERTIES

EXHIBIT H             SCHEDULE OF ALLOCATION OF NONRECOURSE DEBT

EXHIBIT I             CAPITAL ACCOUNTS OF PARTNERS

EXHIBIT J             CONVERSION OF UNITS

EXHIBIT K             PRO FORMA FFO CALCULATION

EXHIBIT L             CERTAIN REGISTRATION RIGHTS AGREEMENTS

EXHIBIT M             QUARTERLY DEBT INFORMATION


                            THIRD AMENDED AND RESTATED

                          AGREEMENT OF LIMITED PARTNERSHIP

                                         OF

                            URBAN SHOPPING CENTERS, L.P.

     THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of __________, 2000 of Urban Shopping Centers, L.P. is entered into by and among Head Acquisition, L.P., a Delaware limited partnership, as the General Partner and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein;

     WHEREAS, the Partnership was formed by the filing of a certificate of limited partnership with the Secretary of State of the State of Illinois as of December 27, 1982 by and between Center Partners, Ltd., as general partner, and Federated Department Stores, Inc., as limited partner, under the name JMB/Federated Realty Associates, Ltd.;

     WHEREAS, JMB Realty Corporation was subsequently admitted as a limited partner of the Partnership and the interest of Federated Department Stores, Inc. was acquired by Center Partners, Ltd.;

     WHEREAS, the partners to the Partnership entered into a Second Amended and Restated Agreement of Limited Partnership dated as of October 14, 1993 whereby, among other changes, Urban Shopping Centers, Inc., a Maryland corporation, was substituted as sole general partner (as amended, restated, supplemented or modified until the date hereof, the "Original Agreement");

     WHEREAS, on the date hereof pursuant to the terms of that certain Agreement and Plan of Merger dated as of September 25, 2000 (the "Merger Agreement"), Urban Shopping Centers, Inc. merged with and into Head Acquisition, L.P., a Delaware limited partnership, with Head Acquisition, L.P., surviving as a Delaware limited partnership, and succeeding to the assets and liabilities of Urban Shopping Centers, Inc., including but not limited to its rights and obligations as the General Partner hereof (the "Merger");

     WHEREAS, concurrently with the Merger and as required pursuant to the terms of the Merger Agreement, the Partners desire to ratify the continuation of the Partnership as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Illinois, to amend and to restate the Original Agreement and to set forth their respective rights and duties relating to the Partnership on the amended and restated terms as provided herein;

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Act" means the Illinois Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

     "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to SECTION 4.2 hereof and who is shown as such on the books and records of the Partnership.

     "Additional Pool Property" means each Additional Property; PROVIDED HOWEVER, that if the aggregate sum of the Unadjusted Tax Basis of each Additional Property and the Agreed Value (determined as of the date hereof or in the case of an Original Pool Property described in clause (b)(ii) of the definition of Original Pool Property, the initial Carrying Value thereof to the extent included as Original Pool Property) of each Original Pool Property held by the Partnership or a Subtier Entity on the last day of any Partnership taxable year exceeds the Pool Property Growth Balance on the last day of such Partnership taxable year, then only an undivided portion of each Additional Property, equal to a fraction, the numerator of which is the excess of the Pool Property Growth Balance over the sum of $3,337,381,000 plus the cash amounts actually paid in respect of the scheduled additions to Partnership properties as set forth in EXHIBIT G, and the denominator of which is the aggregate Unadjusted Tax Basis of all Additional Properties, shall be an Additional Pool Property for purposes of determining the Additional Properties that constitute Additional Pool Property for such taxable year. A property shall be "held by" the Partnership or a Subtier Entity for purposes of this definition only to the extent of its applicable share of the adjusted tax basis of such property under the Code.

     "Additional Pool Property Adjusted Tax Basis" means, for each Partnership taxable year ending after the date hereof, the aggregate adjusted tax basis in Additional Pool Property on the last day of the relevant Partnership taxable year (determined prior to any adjustment for any cost recovery, depreciation or amortization available to the Partnership for such Partnership taxable year).

     "Additional Property" means each property (other than money) owned directly or indirectly either or both by the Partnership or any Subtier Entity that (i) is not an Original Pool Property (including improvements to an Original Pool Property and Partnership property to the extent acquired with proceeds from the sale or other disposition, or through the exchange, of any Original Pool Property not otherwise included in the definition of Original Pool Property) and
(ii) is placed in service for federal income tax purposes by the Partnership or a Subtier Entity after the date hereof.

     "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2 (i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1 (b) (2) (ii)
(d) (4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

     "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to SECTION 4.4 hereof (including as of the date hereof).

     "Affiliate" means, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(b) any Person owning or controlling 10 percent or more of the outstanding voting interests of such Person, (c) any Person of which such Person owns or controls 10 percent or more of the voting interests, or (d) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (a), (b), and (c) above.

     "Agreed Value" means (a) in the case of any property owned by the Partnership or any Subtier Entity as of the Effective Date, the Agreed Value of such property as set forth on Exhibit B, (b) in the case of any Contributed Property and as of the time of its contribution to the Partnership, the 704(c) Value of such property or other consideration, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (c) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.

     "Agreement" means this Third Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

     "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights and is subject to the provisions of this Agreement as set forth in ARTICLE XI.

     "Available Cash" means with respect to any period for which such calculation is being made, (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution to the Partnership) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below, and to the extent not previously distributed with respect to such period as provided in SECTION 5.1;

               (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

                    (i) all interest, principal and other payments on
               Partnership debt made during such period by the Partnership,

                    (ii) all cash expenditures (including capital expenditures)
               made by the Partnership during such period,

                    (iii) investments in any entity (including loans made
               thereto) to the extent that such investments are not otherwise described in clauses (b)(i) or (ii), and

                    (iv) the amount of any increase in reserves established
               during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion.

               Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

     "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for Federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to SECTION 4.4 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with Federal income tax accounting principles.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to close.

     "Call Date" shall mean the date ten (10) years after the later of (x) the death of the last to die of the children of Neil G. Bluhm or Judd D. Malkin or (y) the death of the later to die of Neil G. Bluhm or Judd D. Malkin.

     "Call Option" has the meaning set forth in SECTION 4.6(e)(i).

     "Call Option Notice" has the meaning set forth in SECTION 4.6(e)(i).

     "Capital Account" means the Capital Account maintained for a Partner pursuant to SECTION 4.4 hereof.

     "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to SECTION
4.1 or 4.2 hereof.

     "Carrying Value" means (a) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts and (b) with respect to any other
Partnership property, the adjusted basis of such property for Federal income tax purposes, all as of the time of determination. The Carrying
Value of any property shall be adjusted from time to time in accordance with SECTION 4.4 hereof (including as of the date hereof), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

     "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of State of the State of Illinois, as amended from time to time in accordance with the terms hereof and the Act.

     "Chase Loan" has the meaning set forth in SECTION 4.5(b) hereof.

     "Class A Common Unit" has the meaning set forth in SECTION 4.6(a) hereof.

     "Class A Limited Partner" means any Limited Partner holding a Class A Common Unit.

     "Class A Related Person Transfer" means a transfer by either (i) an Original Class A Limited Partner (or his or her estate) or (ii) a direct or indirect owner (or his or her estate) of such Original Class A Limited Partner of either (a) all or a portion of the Class A Common Units held by such Original Class A Limited Partner (or his or her estate) or such direct or indirect owner (or his or her estate) or (b) an interest in an entity through which direct or indirect ownership of such Original Class A Limited Partner (or his or her estate) is held, which transfer is to either (I) such Person's estate; (II) another Original Class A Limited Partner or a direct or indirect owner of an Original Class A Limited Partner, (III) a member of the Immediate Family of the transferor or (IV) an entity through which indirect ownership is held by the foregoing.

     "Code" means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Common Unit" means any Class A Common Unit and any additional series of common unit created by the General Partner pursuant to SECTION 4.2(b) on a parity with the Class A Common Units except as to certain exclusive rights of the Original Class A Limited Partners explicitly set forth herein.

     "Consent" means the consent or approval of a proposed action by a Partner given in accordance with SECTION 14.2 hereof.

     "Contributed Property" means each property or other asset (but excluding cash), in such form as may be permitted by the Act contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to SECTION 4.4 hereof (including as of the date hereof), such property shall no longer constitute a Contributed Property for purposes of SECTION 4.4 hereof, but shall be deemed an Adjusted Property for such purposes.

     "Debt" means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

     "Depreciation" means for each Partnership taxable year, an amount equal to the Federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

     "Depreciation Amount" means for each Partnership taxable year ending after the date hereof the lesser of (i) 100 percent of the amount of Depreciation for the Pool Properties and (ii) the amount of Depreciation for the Pool Properties that is required to be allocated to the Original Class A Limited Partners under
SECTION 6.2(h) so that the depreciation and cost recovery deductions for Federal income tax purposes that are allocated to the Original Class A Limited Partners under SECTIONS 6.3(a) and 6.3(b) for the Partnership taxable year (after taking into account all adjustments under Code Sections 704(c) (or Code Section 704(c) principles), and adjustments under Code Section 734 (other than from liquidation of the Partnership pursuant to ARTICLE XIII or a Partner's Partnership Interest) in respect of the Original Class A Limited Partners equal the product of (a) the Depreciation Percentage times (b) the total depreciation and cost recovery deductions for Federal income tax purposes that are available to the Partnership with respect to the Pool Property Adjusted Tax Basis for the Partnership taxable year.

     "Depreciation Percentage" means 43 percent multiplied by the fraction, the numerator of which is the number of Class A Common Units both outstanding at the end of the applicable taxable year (or a portion thereof in the case of a partial year) and held by Original Class A Limited Partners on such date, and the denominator of which is the number of Class A Common Units held by Original Class A Limited Partners on the date hereof; provided that such denominator of such fraction shall be appropriately adjusted to take into account any subdivision, reverse split or other organic adjustment in the number of Class A Common Units held by Original Class A Limited Partners.

     "Effective Date" means the Merger Date.

     "Equity Securities" means, for a corporation, any capital stock of such corporation, and, for a limited liability company or limited partnership, any membership or limited partnership interests or units in such limited liability company or limited partnership.

     "Event of Dissolution" has the meaning set forth in SECTION 13.1.

     "Fair Market Value" means the price that would be paid for a given asset in an arm's length transaction between a willing buyer and a willing seller within the meaning of Regulation Section 1.704-1(b)(2)(iv)(H).

     "FFO Per Unit", as of any date of determination, means Funds From Operations of the Partnership DIVIDED BY the diluted weighted average number of Common Units outstanding during the referenced calendar year as computed in accordance with GAAP (except as otherwise provided in SECTION 4.6(d)(iv) with respect to determining the Put Multiple prior to 2002).

     "First Tier Distribution Shortfall" shall mean the balance of the cumulative amount distributable to Original Class A Limited Partners and the General Partner up to and including the immediately preceding calendar quarter that have not been distributed under SECTION 5.1(d), which balance shall increase at the rate of eight percent (8%) per annum compounded annually, as determined by applying the Available Cash distributed to the relevant Partners for all such quarters pursuant to such subsection of SECTION 5.1 on a priority basis in respect of the earliest amount to which Original Class A Limited Partners and the General Partner were entitled but did not receive (and unpaid 8% earnings thereon) first.

     "Fully Junior Securities" has the meaning set forth in SECTION 4.6(c).

     "Funds From Operations" means, with respect to any calendar year the Partnerhip's net income (computed consistent with the methodology used in calculating historical Funds From Operations as set forth on EXHIBIT K, except for any changes on a going forward basis set forth on EXHIBIT K), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures; provided, however, that for any date of determination, "Funds From Operations" shall be determined based on Pro Forma FFO and later recalculated for actual Funds From Operations, as set forth in
SECTION 4.6(d)(iv). The recalculation shall be made as of any date of determination during any calendar year by calculating the sum of (A) the amount obtained by multiplying actual Funds From Operations for such calendar year by a fraction the numerator of which is the remaining number of full calendar months in such calendar year and the denominator of which is 12 and (B) the amount obtained by multiplying actual Funds From Operations for the next calendar year by a fraction which when added to the fraction used in (A) above shall equal 1.

     "General Partner" means Head Acquisition, L.P. or its successors as a general partner of the Partnership or any additional general partner admitted to the Partnership pursuant to the terms of this Agreement.

     "General Partnership Interest" means a Partnership Interest held by a General Partner that is a general partnership interest. A General Partnership Interest may be expressed as a number of Partnership Units.

     "GP Registered Shares" has the meaning set forth in SECTION 4.6(d)(iii).

     "IRR Equity Return Date" means the date when the Partners on the Effective Date (other than the holders of Series C Preferred Units and Series D Preferred Units) have earned a 24.71953 percent per annum, pre-tax internal real (rather than nominal) rate of return, compounded quarterly, on their aggregate Capital Account balances on the Effective Date from the distributions hereunder; provided, however, that inflation shall be assumed for purposes of this definition to be 1.98517 percent per annum, compounded quarterly; PROVIDED, FURTHER, however, that after any listing of GP Registered Shares, the rate of return in this sentence may be readjusted thereafter so that it is expressed upon an annual, rather than a quarterly, compounding basis.

     "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States, or any successor governmental agency.

     "Immediate Family" means, with respect to any natural Person, (i) such natural Person's spouse, parents, descendants, nephews, nieces, brothers, and sisters and such natural Person's estate, heirs, legatees, devisees and all beneficiaries of a natural person's estate, and (ii) any trust, the beneficiaries of which are Persons described in the preceding clause (i).

     "Incapacity" or "Incapacitated" means, (a) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (b) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any partnership which is a Partner, the termination of the partnership; (d) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (e) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (i) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (iii) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (iv) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (ii) above, (v) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (vii) the appointment without the Partner's consent or cquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (viii) an appointment referred to in clause (vii) is not vacated within 90 days after the expiration of any such stay.

     "Indemnitee" means (a) any Person made a party to a proceeding by reason of his status as (i) the General Partner or (ii) a director or officer of the Partnership or the General Partner, and (b) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

     "Junior Securities" has the meaning set forth in SECTION 4.6(c).

     "Lien" means any mortgage, deed of trust, security interest, lien, pledge, claim or other encumbrance.

     "Limited Partner" means any Person named as a Limited Partner in EXHIBIT A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

     "Limited Partnership Interest" means a Partnership Interest of a Limited Partner or an Assignee thereof in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners (and Assignees thereof) and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

     "Liquidating Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, results in the sale or other disposition of all or substantially all of the assets of the Partnership.

     "Liquidator" has the meaning set forth in SECTION 13.2.

     "Member" means either (i) a member which holds Equity Securities issued by the General Partner, if the General Partner is a limited liability company, or
(ii) a partner which holds Equity Securities issued by the General Partner, if the General Partner is a partnership.

     "Merger" has the meaning set forth in the preamble hereto.

     "Merger Agreement" has the meaning set forth in the preamble hereto.

     "Merger Date" means the date upon which the Merger is deemed effective pursuant to the terms of the Merger Agreement.

     "Merger Date Distribution" means the total amount set forth on Exhibit D.

     "Net Income" means for any taxable period for which allocations under
Article VI are being made, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period, all of which shall be determined by excluding from the computation of such excess all items of income, gain, loss and deduction allocable under SECTION 6.2 (other than SECTION 6.2(j)). The items included in the calculation of Net Income shall be determined in accordance with
SECTION 4.4(b).

     "Net Loss" or "Net Losses" means for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period, all of which shall be determined by excluding from the computation of such excess all items of loss, deduction, income and gain allocable under SECTION 6.2 (other than SECTION 6.2(j)). The items included in the calculation of Net Loss shall be determined in accordance with SECTION 4.4(b).

     "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to SECTION 6.3(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

     "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

     "Original Class A Limited Partner" means (a) any Limited Partner holding a Class A Common Unit on the Effective Date and listed on EXHIBIT D attached hereto or (b) a permitted transferee of such Limited Partner's Class A Common Units pursuant to a Class A Related Person Transfer, and who is admitted as Substituted Limited Partner. Original Class A Limited Partner shall not include the General Partner or any Affiliate of the General Partner.

     "Original Pool Property" means (a) each property owned by the Partnership or a Subtier Entity set forth on EXHIBIT G plus all scheduled additions as set forth in EXHIBIT G (to the extent actually made by the Partnership or a Subtier Entity) and (b) each other property (i) that the Partnership or a Subtier Entity receives in exchange for an Original Pool Property subject to Code Section 1031 (other than money) or (ii) that the Partnership or a Subtier Entity acquires directly or indirectly with the proceeds from an Original Pool Property; PROVIDED, HOWEVER, that any such property described in clause (b) shall be Original Pool Property only to the extent its initial Carrying Value does not exceed the Agreed Value (as of the date hereof) but in no event shall this proviso result in a reduction in the adjusted tax basis of an Original Pool Property, or initial cost basis in the case of scheduled additions set forth in EXHIBIT G, of the Original Pool Property exchanged for such property or the proceeds from which were used to acquire such property.

     "Original Pool Property Adjusted Tax Basis" means for each Partnership taxable year ending after the date hereof, the sum of (a) the adjusted tax basis in each Original Pool Property as of the date hereof, or initial cost basis in the case of scheduled additions set forth in EXHIBIT G, plus (b) any gain recognized by the Partnership for federal income tax purposes after the date hereof which was allocated to Original Class A Limited Partners and which does not constitute Residual Gain, MINUS (c) the aggregate federal income tax depreciation claimed for periods after the date hereof by the Partnership in respect of the tax basis described in CLAUSE (a) of this definition and the basis created by the gain described in CLAUSE (b) of this definition in all prior Partnership taxable years.

     "Ownership Limitation" means any ownership limitations in the General Partner's organizational documents or otherwise which are generally applicable to the holders of securities in the General Partner in order to assure compliance with ownership limitations imposed on a REIT pursuant to the Code.

     "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

     "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "Partnership" means Urban Shopping Centers, L.P., the limited partnership formed under the Act and continued and governed pursuant to this Agreement, and any successor thereto.

     "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

     "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to SECTION 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its Members of some or all of its portion of such distribution in the event that Common Units are exchangeable for GP Registered Shares.

     "Partnership Unit" or "Unit" means a fractional undivided share of the Partnership Interests of all Partners issued pursuant to SECTIONS 4.1 and 4.2, in such number as set forth on EXHIBIT A attached hereto, as such Exhibit may be amended from time to time, and, except where the context indicates otherwise, includes Class A Common Units. The ownership of Partnership Units may be evidenced by the form of non-transferable, non-negotiable certificate for units attached hereto as EXHIBIT C.

     "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

     "Percentage Interest" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership

Units then outstanding and as specified in EXHIBIT A attached hereto, as such Exhibit may be amended from time to time.

     "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

     "Pool Properties" means for each Partnership taxable year ending on or after the date hereof the aggregate of (i) each Original Pool Property and (ii) each Additional Pool Property.

     "Pool Property Adjusted Tax Basis" means, for each Partnership taxable year ending after the date hereof, the sum of the Original Pool Property Adjusted Tax Basis and the Additional Pool Property Adjusted Tax Basis.

     "Pool Property Growth Balance" means the balance of (a) the cumulative amount of $3,337,381,000 on the date hereof, plus the cash amounts actually paid in respect of the additions to Partnership properties as set forth in Exhibit G, plus (b) a growth rate of 2.8139425 percent per annum, compounded annually, on the amounts described in clause (a).

     "Pro Forma FFO" has the meaning set forth in SECTION 4.6(d)(iv).

     "PTP" shall mean a "publicly traded partnership" within the meaning of
Section 7704 of the Code.

     "Put Multiple" shall mean the number calculated pursuant to SECTION 4.6(d)(iv).

     "Put Notice" has the meaning set forth in SECTION 4.6(d)(i).

     "Put Right" has the meaning set forth in SECTION 4.6(d).

     "Put Right Price" for a Class A Common Unit, as of any date of determination, shall equal the sum of (i) FFO Per Unit MULTIPLIED BY the Put Multiple, (ii) if greater than zero, the incremental amount which would have been distributed pursuant to SECTION 5.1(i) in respect of such Class A Common Unit assuming the Partnership assets were sold for their net asset value (as determined on a reasonable basis by the General Partner reasonably consistent with the method used for purposes of determining the General Partner's or any Affiliate's annual financial reporting) and the proceeds were distributed under
SECTION 5.1 and (iii) both the First Tier Distribution Shortfall and the Second Tier Distribution Shortfall for such Class A Common Unit through the date of determination.

     "Qualified Nonrecourse Liabilities" means "qualified nonrecourse financing" under Section 465(b)(6)(B) of the Code for which a taxpayer is considered at risk under Section 465(b)(6) of the Code.

     "Reasonable Basis" for a position shall exist if such position may properly be reported on a tax return both in accordance with Treasury Regulation Section 1.6662-3(b)(3) (or applicable successor provision) and without any penalties, additions to tax or similar amounts imposed upon either the General Partner or the Partnership.

     "Recapture Income" means any gain recognized for federal income tax purposes by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Recourse Liabilities" has the meaning set forth in Regulations Section 1.752-1(a)(1).

     "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "REIT" means a real estate investment trust under Section 856 of the Code.

     "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for Federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to SECTION 6.3(b)(i)(A) or 6.3(b)(ii)(A) to eliminate Book-Tax Disparities.

     "Restricted Properties" shall mean those properties identified in Exhibit E hereto and any "substituted basis property" under Code Section 7701(b)(42) owned by the Partnership or any Subtier Entity that is determined by reference to a property or transferor's basis in property identified in Exhibit E hereto.

     "Second Tier Distribution Shortfall" shall mean the balance of the cumulative amount distributable to Original Class A Limited Partners up to and including the immediately preceding calendar quarter that have not been distributed under SECTION 5.1(f), which balance shall increase at the rate of eight percent (8%) per annum compounded annually, as determined by applying the Available Cash distributed to the Original Class A Limited Partners for all such quarters pursuant to such subsection of SECTION 5.1 on a priority basis in respect of the earliest amount to which Original Class A Limited Partners were entitled but did not receive (and unpaid 8% earnings thereon) first.

     "Selling Partner" has the meaning set forth in SECTION 4.6(d)(i).

     "Series C Exchanged Unit" shall mean any Series C Preferred Equity Partnership Unit in the General Partner with all the rights and obligations relating thereto as set forth in the limited partnership certificate and limited partnership agreement or equivalent organizational documents for the General Partner.

     "Series C Preferred Distribution" has the meaning set forth in EXHIBIT F-1, SECTION (c)(i).

     "Series C Preferred Units" has the meaning set forth in SECTION 4.7.

     "Series D Exchanged Unit" shall mean any Series D Preferred Equity Partnership Unit in the General Partner with all the rights and obligations relating thereto as set forth in the limited partnership certificate and limited partnership agreement or equivalent organizational documents for the General Partner.

     "Series D Preferred Distribution" has the meaning set forth in EXHIBIT F-2, SECTION (c)(i).

     "Series D Preferred Units" has the meaning set forth in SECTION 4.8.

     "704(c) Value" of (a) any property held by the Partnership or any Subtier Entity as of the Effective Date means the Agreed Value of such property as of such date, and (b) any Contributed Property means the Fair Market Value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to SECTION 4.4 hereof, the General Partner shall use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties among each separate property on a basis in proportion to its Fair Market Value.

     "Subsidiary" means, with respect to any Person, any corporation or other entity (a) of which fifty percent (50%) or more of the voting power or value of the outstanding equity interests is owned, directly or indirectly, by such Person or (b) which is controlled by such Person directly or indirectly through one or more intermediaries.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to SECTION 11.4.

     "Subtier Entity" means any partnership, grantor trust, limited liability company or other entity, (i) to the extent that such entity either is disregarded for federal income tax purposes or is a "flow through" or "pass through" entity which is itself not subject to federal income tax and the owners of such entity are instead subject to federal income tax upon the taxable income of such entity, and (ii) in which the Partnership holds an interest directly or indirectly through one or more Subtier Entities.

     "Target Class A Common Unit Debt Allocation" means, for each Class A Common Unit held by an Original Class A Limited Partner, the sum of, (A) $321.69 (as such amount may be adjusted for any split, reverse split or similar adjustment to the Class A Common Units); plus (B) the cumulative Depreciation Amount allocated in respect of such Class A Common Unit.

     "Term Expiration" has the meaning set forth in SECTION 2.4.

     "Unadjusted Tax Basis" means the initial tax basis of a property, without adjustment for any depreciation, amortization or cost recovery for federal income tax purposes.

     "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Fair Market Value of such property (as determined under SECTION 4.4 hereof) as of such date, over (b) the Carrying Value of such property (prior to any adjustment to be made pursuant to SECTION 4.4 hereof) as of such date.

     "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property (prior to any adjustment to be made pursuant to SECTION 4.4 hereof) as of such date, over (b) the Fair Market Value of such property (as determined under SECTION 4.4 hereof) as of such date.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

          Section 2.1    ORGANIZATION AND CONTINUATION; APPLICATION OF ACT.

               (a) ORGANIZATION AND CONTINUATION OF PARTNERSHIP. The General Partner and the Limited Partners do hereby continue the Partnership as a limited partnership according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act. This Agreement shall be effective beginning upon and as of the Effective Date. The General Partner is the sole general partner and the Limited Partners are the sole limited partners of the Partnership. All Partnership profits, losses and distributive shares of tax items accruing prior to the date of this Agreement shall be allocated in accordance with, and the respective rights and obligations of partners with respect to the period prior to the date of this Agreement shall be governed by, the Partnership Agreement as in effect immediately prior to the date hereof.

               (b) APPLICATION OF ACT. The Partnership is a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.

          Section 2.2 NAME. The name of the Partnership is Urban Shopping Centers, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.", "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners, provided that the name of the Partnership may not be changed to include the name of any Limited Partner without the written consent of that Limited Partner.

          Section 2.3 PRINCIPAL OFFICE. The principal office of the Partnership is 900 North Michigan Avenue, Suite 1500, Chicago, Illinois 60611, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Illinois as the General Partner deems advisable.

          Section 2.4 TERM. The term of the Partnership commenced, and shall continue until December 31, 2075, or, if later, the Call Date (the "Term Expiration"), unless it is dissolved sooner pursuant to the provisions of
ARTICLE XIII or as otherwise provided by law.

                                   ARTICLE III
                                     PURPOSE

          Section 3.1 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership is (a) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (b) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (c) to do anything necessary or incidental to the foregoing, provided, however, that each of the foregoing CLAUSES (a), (b), and (c) shall be limited and conducted in such a manner as to permit the General Partner and any of its Members, as applicable, at all times to be classified as a REIT, unless the General Partner provides notice to the Partnership and each Original Class A Limited Partner that it and each of its Members intends to cease or has ceased to qualify as a REIT.

          Section 3.2 POWERS. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (a) could adversely affect the ability of the General Partner and any of its Members, as applicable, to continue to qualify as a REIT, (b) could subject the General Partner or any of its Members to any additional taxes under Section 857 or Section 4981 of the Code, or (c) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or any of its Members or their securities, unless such action (or inaction) is otherwise provided in this Agreement or shall have been specifically consented to by the General Partner in writing.

                                   ARTICLE IV
              CAPITAL CONTRIBUTIONS; ISSUANCE AND RIGHTS OF UNITS;
                                CAPITAL ACCOUNTS

          Section 4.1    CAPITAL CONTRIBUTIONS OF THE PARTNERS.

               (a) CAPITAL CONTRIBUTIONS. The Partners shall own Partnership Units in the amounts and in the types set forth in EXHIBIT A and shall have a Percentage Interest in the Partnership as set forth in EXHIBIT A, which Percentage Interest shall be adjusted in EXHIBIT A from time to time by the General Partner to the extent necessary to reflect accurately transfers, redemptions, conversions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's Percentage Interest. The Partnership Units held by the General Partner shall be deemed to be the General Partnership Interest.

               (b)  ADDITIONAL CAPITAL CONTRIBUTIONS.

                    (i) No Partner shall be assessed or, except as provided for in SECTION 4.1(b)(ii) below, and subject to SECTION 10.3(e), be required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the Partnership, as determined by the General Partner in its sole discretion, may, subject to SECTION 7.3(b), at the option of the General Partner and without an obligation to do so (except as provided for in SECTION 4.1(b)(ii) below), be contributed by the General Partner as additional Capital Contributions pursuant to SECTION 4.2(b). Except for any contribution under SECTION 4.1(b)(ii), if and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional Partnership Units as provided for in
               SECTION 4.2.

                    (ii) If the Partnership defaults on any of its Recourse
               Liabilities, the Gregory L. Butcher Family Trust ("Butcher") and the James M. Hietbrink Family Trust ("Hietbrink") will each make a capital contribution to the Partnership of that amount of cash sufficient to cure such default, with such capital contribution to be made within thirty days of receiving notice of such default from the General Partner; PROVIDED, HOWEVER, that any such contribution shall be made by Butcher and Hietbrink on a pro rata basis in the relative percentages of 50% and 50%, respectively, and the obligation to make capital contributions under this
               SECTION 4.1(b)(ii) shall be limited to an aggregate amount of $601,000 for Butcher and $601,000 for Hietbrink, respectively. If the interest in the Partnership of either Butcher or Hietbrink is reduced for any reason, including the sale or other disposition of such interest, the aggregate amount of the capital contributions required to be made hereunder by Butcher or Hietbrink, as the case may be, shall be reduced by the same proportion as the proportion of the reduction of such interest in the Partnership. Butcher and Hietbrink each expressly waives any right to compel any other Person (including, but not limited to, the Partnership or any other partner of the Partnership) to contribute to, reimburse or indemnify either of them for all or any portion of amounts paid by either of them pursuant to this
               SECTION 4.1(b)(ii), and Butcher and Hietbrink each expressly waives any rights of subrogation to the rights of the Partnership or any other Person. To the extent of the aggregate amount of the capital contributions required to be made hereunder by Butcher and Hietbrink, less any capital contributions previously made under this SECTION 4.1(b)(ii) by Butcher and Hietbrink, if an obligation to make a capital contribution arises under this
               SECTION 4.1(b)(ii), Butcher and Hietbrink shall be the only Partners of the Partnership who shall have any obligation or liability to make any capital contributions with respect to or for payment of such Recourse Liabilities pursuant to this SECTION 4.2(b)(ii), provided, however, that the General Partner may permit other Limited Partners to provide similar recourse obligations. Butcher and Hietbrink hereby indemnify the General Partner from and against any liability on the Recourse Liabilities that the General Partner may incur as a result of the failure of Butcher and Hietbrink to make capital contributions under this SECTION 4.1(b)(ii). Any obligation of Butcher or Hietbrink to make a capital contribution to the Partnership under this SECTION 4.1(b)(ii) shall terminate one year after the earlier of the date on which the remaining interest in the Partnership of Butcher or Hietbrink, as the case may be, is sold or otherwise disposed of, or the date on which such remaining interest is terminated for any other reason.

               (c) RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise expressly provided herein, the Capital Contribution of each Limited Partner will be returned to that Partner only in the manner and to the extent provided in ARTICLE V and
          ARTICLE XIII hereof, and no Partner may withdraw from the Partnership or otherwise have any right to demand or receive the return of its Capital Contribution to the Partnership (as such), except as specifically provided herein. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash, except as specifically provided herein. No Partner shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners. Except as specifically provided herein, the General Partner shall not be liable for the return of any portion of the Capital Contribution of any Limited Partner, and the return of such Capital Contributions shall be made solely from Partnership assets.

               (d) LIABILITY OF LIMITED PARTNERS. No Limited Partner shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership, except as otherwise provided in this ARTICLE IV or in the Act. No Limited Partner shall be required to make any contributions to the capital of the Partnership other than its Capital Contribution.

          Section 4.2    ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS.

               (a) ISSUANCE TO OTHER THAN THE GENERAL PARTNER. Subject to the limitations set forth in SECTION 4.6(g), SECTION (f)(ii) of Exhibit F-1 and SECTION (f)(ii) of Exhibit F-2, the General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to Persons other than the General Partner or its Affiliates for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners except to the extent provided herein.

               (b) ISSUANCE TO THE GENERAL PARTNER. Subject to the limitations set forth in SECTIONS 4.6(g), SECTION (f)(ii) of EXHIBIT F-1, and SECTION (f)(ii) of EXHIBIT F-2, the Partnership also may from time to time issue to the General Partner or its Affiliates additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner, subject to Illinois law, including, without limitation, with respect to (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership. Subject to the limitations set forth in SECTIONS 4.6(g), SECTION (f)(ii) of EXHIBIT F-1 and SECTION (f)(ii) of EXHIBIT F-2, in connection with the issuance of Partnership Interests, the General Partner is authorized to modify or amend the distributions or allocations hereunder solely to the extent necessary to give effect to the designations, preferences and other rights pertaining to such Partnership Interests.

          Section 4.3 NO PREEMPTIVE RIGHTS. Except as specifically provided in this Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions or loans to the Partnership; or (b) issuance or sale of any Partnership Units.

          Section 4.4    CAPITAL ACCOUNTS OF THE PARTNERS.

               (a) GENERAL. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations
          Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by
          (i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with SECTION 4.4(b) hereof and allocated to such Partner pursuant to SECTIONS 6.1(a) and 6.2 of the Agreement, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with SECTION 4.4(b) hereof and allocated to such Partner pursuant to SECTIONS 6.1(b) and 6.2 of the Agreement. Notwithstanding anything to the contrary in this Agreement, the initial Capital Accounts of the Partners immediately after the distribution made pursuant to SECTION 4.5(b) shall be reflected on
          EXHIBIT I.

               (b) INCOME, GAINS, DEDUCTIONS AND LOSSES. For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for Federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                    (i) Except as otherwise provided in Regulations Section
               1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership.

                    (ii) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for Federal income tax purposes.

                    (iii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                    (iv) In lieu of the depreciation, amortization, and other
               cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

                    (v) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to SECTION 4.4(d) hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

               (c) TRANSFERS OF PARTNERSHIP UNITS. A transferee of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

               (d)  UNREALIZED GAINS AND LOSSES.

                    (i) Consistent with the provisions of Regulations Section
               1.704-1(b)(2)(iv)(f), and as provided in SECTION 4.4(d)(ii), the Carrying Values of all Partnership assets (and accordingly the Capital Accounts of all Partners) shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in SECTION 4.4(d)(ii) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to SECTIONS 6.1 and 6.2 of the Agreement.

                    (ii) Such adjustments shall be made as of the following
               times: (A) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (B) in connection with the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of money or other property as consideration for an interest in the Partnership (including pursuant to the distribution made as of the date hereof pursuant to SECTION 4.5(b), as reflected on EXHIBIT I); and (C) immediately prior to the liquidation of the Partnership or the General Partner's interest in the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g). The adjustments pursuant to clauses (A) and (B) above shall be made as reflected in Exhibit I in connection with the execution of this Agreement and at the request of any Original Class A Limited Partner to the extent necessary to allocate the Depreciation Amount under
               SECTION 6.2(h) hereof, but otherwise only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

                    (iii) In accordance with Regulations Section
               1.704-1(b)(2)(iv)(e) the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

                    (iv) In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and Fair Market Value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to ARTICLE XIII of this Agreement, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (generally in such manner as it determines in its sole and reasonable discretion to arrive at a Fair Market
               Value for individual properties and specifically with respect to the Original Pool Properties by utilizing the valuation method used for determining the values set forth on EXHIBIT I for such properties.

               (e) COMPLIANCE WITH SECTION 704(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

          Section 4.5 CONCURRENT TRANSACTIONS. Concurrently with the execution and delivery of this Agreement, the following events shall occur, the following transactions shall be consummated and the following documents shall be executed and delivered:

               (a) Urban Shopping Centers, Inc., the former general partner hereof, shall merge with and into Head Acquisition, L.P., pursuant to the terms of the Merger Agreement, with Head Acquisition, L.P. surviving as a Delaware limited partnership and succeeding to all of the assets and liabilities of Urban Shopping Centers, Inc., including, but not limited to, the General Partnership Interest and the rights and obligations of the General Partner hereof.

               (b) The Partnership shall receive funds in an amount not less than the Merger Date Distribution as set forth on Exhibit D from the proceeds of a loan made by Chase, N.A., its affiliates or syndicate arranged thereby ("Chase"), which loan shall be unsecured (but may be recourse to the General Partner by operation of law), not guaranteed by the General Partner or any of its Affiliates (provided that Affiliates of the General Partner may commit to purchase the Chase Loan upon payment default or bankruptcy or insolvency of the Partnership provided that all rights under the Chase Loan shall inure to the benefit of the purchasers), and which loan, together with all other loans made in connection with the transactions contemplated by the Merger Agreement, shall not be structured in a manner materially different than the structure described in that certain commitment letter dated September 25, 2000 (together with the summary of terms and conditions attached thereto) (the "Chase Loan") without the consent of Original Class A Limited Partners holding not less than a majority of the Class A Common Units, which consent shall not be unreasonably withheld. The Partnership shall distribute the proceeds of the Chase Loan to the Limited Partners as set forth in EXHIBIT D attached hereto. To the extent that the Partnership has not paid the full amount of the Merger Date Distribution as set forth on EXHIBIT D to the Original Class A Limited Partners pursuant to this SECTION 4.5(b) on the Effective Date, then (i) the Original Class A Limited Partners shall be creditors of the Partnership for such unpaid amount,
          (ii) the unpaid balance of such amount shall bear interest from the Effective Date until paid at the rate specified in SECTION 10.3(e) hereof, and (iii) the Partnership shall not make any distributions to its

      Partners until the Partnership has paid such amount in full together with any accrued interest thereon.

           (c) The Partnership Units held by the Limited Partners other than the Series C Preferred Units and the Series D Preferred Units are hereby reclassified as Class A Common Units and converted into the number of Class A Common Units set forth on EXHIBIT D attached hereto.

          (d) The General Partner shall cause its Affiliates Hexalon Real Estate, Inc. and Rodamco North America N.V. to deliver agreements whereby each agrees to be bound by the restrictions set forth in SECTION 7.5 hereof.

      Section 4.6    CLASS A COMMON UNITS.

          (a) The Partnership hereby authorizes and creates a series of Partnership Units designated as the "Class A Common Units" (the "Class A Common Units"). The Partnership hereby issues 1,946,315* Class A Common Units to the Original Class A Limited Partners as set forth on EXHIBIT D on the Effective Date as a reclassification and conversion of their Partnership Units existing after distribution described in SECTION 4.5. The Partnership hereby issues 33,053,685 Class A Common Units to the General Partner as a reclassification and conversion of its Partnership Units existing on the Effective Date.

          (b)  [Intentionally Omitted.]

          (c) So long as any Class A Common Units are outstanding, no distributions (other than distributions paid solely in, or options, warrants or rights to subscribe for or purchase, securities which are junior to the Class A Common Units in the payment of distributions ("Junior Securities")), shall be declared or paid or set apart for payment on Junior Securities or on securities which are junior to the Class A Common Units in the payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up ("Fully Junior Securities"), nor shall any Junior Securities or Fully Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities or Fully Junior Securities) by the General Partner or the Partnership, directly or indirectly, unless in each case sufficient funds shall be available for payment of the distributions under SECTIONS 5.1(c),
     (d), (e), (f) and (g) for the current period and all prior periods with respect to the Class A Common Units.

          (d)  PUT RIGHT OR EXCHANGE RIGHT.

                    (i) Notwithstanding anything herein to the contrary, any
               Original Class A Limited Partner shall have the ongoing right to sell to the Partnership and the General Partner all or any portion of such holder's Class A Common Units for


-------------------
* Subject to adjustment as set forth on Exhibit D.

               the Put Right Price per Class A Common Unit (the "Put Right"); provided, that after giving effect to an exercise of the Put Right for less then all of such holder's Class A Common Units held directly, such holder must hold not less than Class A Common Units [equal to 5% of Class A Common Units issued to Original Class A Limited Partners on the Effective Date]. The Put Right shall be exercisable in the sole discretion of such holder of Class A Common Units (or his estate) either (A) at any time during the first calendar month of each calendar quarter in any Partnership Year commencing after the fifth anniversary of the Effective Date, or (B) on or prior to the first anniversary of the date of the death of such holder of Class A Common Units (the "Death Put"). To exercise the Put Right, such holder of Class A Common Units (or his estate) (the "Selling Partner") shall give written notice (the "Put Notice") of his irrevocable election to exercise the Put Right to the General Partner. The General Partner may determine in its sole and absolute discretion whether to cause the Partnership to purchase, or whether to purchase on the General Partner's own behalf, any Class A Common Units subject to a Put Notice. Notwithstanding anything in this Agreement to the contrary, the General Partner shall have the right to assign to any Person the General Partner's right to acquire any Class A Common Units subject to a Put Notice; provided, however, no such assignment shall relieve the General Partner or the Partnership of its obligation to acquire such Class A Common Units from a Selling Partner.

                    (ii) Unless the Selling Partner and the General Partner
               agree otherwise, the closing for the purchase of the Selling Partner's Class A Common Units shall be, and the purchase price shall be paid, as soon as reasonably practicable but in no event longer than six (6) months after the receipt of the Put Notice by the General Partner. The Selling Partner and the General Partner agree to execute and deliver such agreements and assignments and provide customary warranties and other documents as may be reasonably necessary to document and effect the sale and purchase of the Selling Partner's Class A Common Units pursuant to this
               SECTION 4.6(d).

                    (iii) At such time and for so long as the General Partner or any of its Affiliates has a class of its common equity securities registered on a national stock exchange and the Class A Limited Partners are entitled to exchange their Class A Common Units into such publicly-traded shares ("GP Registered Shares"), the Put Right shall be suspended and be of no further force and effect (except in the case of a Death Put, which right shall not be suspended and shall continue in all respects). The Partners hereto hereby agree that, in the event that the General Partner or any of its Affiliates has registered a class of its common equity securities on a national stock exchange, the Limited Partners shall, to the extent their consent is required hereunder, reasonably cooperate with the General Partner to amend this Agreement, mutatis mutandis, to (A) reclassify, exchange, convert or split the Class A Common Units, so long as such action is effected with respect to all Class A Common Units and in a manner which affects all Class A Common Units proportionately and
               (B) so that the Class A Common Units held by the Limited Partners are exchangeable into securities of the same class as the

               GP Registered Shares on terms substantially as set forth in EXHIBIT J hereto. In the event the General Partner or any of its Affiliates has such a class of registered common equity securities into which the Class A Common Units are exchangeable, the Limited Partners (and their respective successors and assigns, to the extent permitted therein) shall be entitled to the benefits of the registration rights agreements listed on EXHIBIT L hereto beginning on the date which is six months from the date the GP Registered Shares are first registered.

                    (iv) For all purposes of calculating the Put Right Price,
               "Pro Forma FFO" shall be derived from taking Funds From Operations as set forth in the Partnership's budget for the then current calendar year (or if finalized, the next calendar year), and the "Put Multiple" shall be the number determined by dividing
               (i) $48 by (ii) the quotient of Pro Forma FFO for calendar year 2001 and the number of Common Units outstanding on the Effective Date (immediately after giving effect to the recapitalization); PROVIDED, HOWEVER, that the Put Multiple shall be recalculated in 2002 by using (A) the diluted weighted average number of Common Units outstanding during calendar year 2001, as computed in accordance with GAAP, instead of the actual number of Common Units outstanding as of the Effective Date, and (B) the Partnership's actual Funds From Operations for calendar year 2001 as reasonably determined by the General Partner based on the Partnership's 2001 audited financial statements instead of Pro Forma FFO. As an example of the exercise of the Put Right, if in year 2001 the actual FFO Per Unit is $4, the Put Multiple would be 12 (i.e., $48 DIVIDED BY $4 = 12). If in year 2010 the actual FFO Per Unit is $8, then assuming that there were no amounts payable described in clause (ii) and (iii) of the definition of "Put Right Price," the Put Right Price for the determination date of December 31, 2009, would be $96 (i.e., 12 x $8 = $96).

                         In the event any transaction has occurred using a Put
               Right Price calculated based on Pro Forma FFO, the Partnership and each Partner, on behalf of itself, its estate and its successors and assigns, agree to pay or return such amounts, as the case may be, so that the amounts paid in such transaction are equal to what should have been paid had the Put Right Price been determined using the actual Funds From Operations for the referenced year and the diluted weighted average number of Common Units outstanding during the referenced year, plus interest on any such adjustment payment at a rate equal to the "Prime Rate" announced from time to time by Chase or a comparable lending institution.

               (e)  CALL OPTION.

                    (i) Except as set forth in SECTION 4.6(e)(ii), the
               Partnership shall have the right, but not the obligation (the "Call Option"), to redeem, at the Partnership's election, the Class A Common Units held by the Original Class A Limited Partners, in whole or in part, for cash in an amount equal to the Put Right Price for each Class A Common Unit to be redeemed. If fewer than all the outstanding Class A Common Units are to be redeemed, the redemption shall be pro rata among all holders of Class A Common Units then subject to redemption. The

               Call Option is exercisable only by delivery of written notice of redemption (the "Call Option Notice") to the Original Class A Limited Partners holding Class A Common Units subject to redemption, which notice shall state: (A) the redemption date,
               (B) the Put Right Price and (C) the aggregate number of Class A Common Units to be redeemed, and if fewer than all of the outstanding Class A Common Units are to be redeemed, the number of Class A Common Units held by such holder to be redeemed, which number shall equal such holder's pro rata share (based on the percentage of the total number of outstanding Class A Common Units held by such holder) of the aggregate number of Class A Common Units to be redeemed. The closing of the purchase and sale of the Class A Common Units subject to the Call Option shall take place at the offices of counsel to the Partnership or such other place as the General Partner shall determine and shall occur on the date that is not later than one hundred (100) days following the date the Call Option Notice is delivered to the Class A Common Unit holders holding units subject to redemption unless the Original Class A Limited Partners shall have agreed upon a different date in writing. At such closing, (a) the Original Class A Limited Partners shall deliver to the Partnership reasonable and customary instruments of transfer sufficient to transfer to the Partnership the Class A Common Units subject to Call Option, free and clear of any Liens, (b) the Partnership shall deliver to the holders of Class A Comon Units subject to the redemption the Put Right Price in immediately available funds in U.S. dollars, (c) each of the Class A Common Unit holders and the Partnership shall (and shall cause their respective Affiliates to) take such other actions as shall be reasonably requested by the other to consummate the purchase and sale of the Class A Common Units as contemplated by this SECTION 4.6(e)(i), and (d) the Class A Common Unit holders shall discharge of record all Liens, if any, affecting the Class A Common Units other than Liens permitted hereby (and, if the Class A Common Unit holders fail to do so, the Partnership may use any portion of the Put Right Price to pay and discharge any such Liens and any related expenses and may adjourn the closing for such reasonable period not to exceed 30 days as may be necessary for such purpose).

                    (ii) Notwithstanding SECTION 4.6(e)(i) or any other
               provision of this Agreement, the Class A Common Units held by Original Class A Limited Partners shall not be redeemable by the Partnership prior to the Call Date.

                    (iii) On and after the redemption date of any Class A Common
               Unit subject to the Call Option, (A) distributions shall cease to be paid on such Class A Common Units, (B) such units shall no longer be deemed to be outstanding and (C) all rights of the holders thereof as holders of such Class A Common Units shall cease (except the right to receive the Put Right Price).

               (f) With the exception of the General Partner, the holders of the Class A Common Units shall not have any right to vote or consent to Partnership matters or amendments to the this Agreement or to receive notice of Partnership action, except as set forth in SECTIONS 4.6(g), 7.3, 7.6 and ARTICLE XIV and except as follows:

                    (i) No amendment to this SECTION 4.6 shall be made without the vote or consent of the holders of a majority of the Class A Common Units then outstanding and a separate consent or vote of Original Class A Limited Partners holding a majority of the Class A Common Units then held by Original Class A Limited Partners; and

                    (ii) No amendment to SECTION 7.3(b) shall be made without
               the vote or consent of the holders of a majority of the Class A Common Units then outstanding and a separate consent or vote of Original Class A Limited Partners holding a majority of Class A Common Units then held by Original Class A Limited Partners.

               (g) Notwithstanding anything to the contrary contained herein, so long as any Class A Common Units held by Original Class A Limited Partners remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Class A Common Units held by Original Class A Limited Partners outstanding at the time (A) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests (other than the Series C Preferred Units and the Series D Preferred Units currently issued and outstanding) ranking (i) senior or on a parity with the Original Class A Limited Partners with respect to distributions to Original Class A Limited Partners pursuant to SECTIONS 5.1(c), (d), (e), (f) and (g) (and accompanying allocations under SECTION 6.1, allocations of Nonrecourse Liabilities under
          SECTION 6.1(c) and (d), and Depreciation and Nonrecourse Deduction allocations under SECTION 6.2(d) and (h) herein), or (ii) senior to the Class A Common Units held by Original Class A Limited Partners with respect to other distributions or rights to allocations, or both, or reclassify any Partnership Interests of the Partnership into any such Partnership Interests, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such Partnership Interests; provided, however, that no such vote of the Original Class A Limited Partners shall be required if, at or prior to the time when such action is to take effect, the Partnership has issued the Call Option Notice for all of the Class A Common Units held by the Original Class A Limited Partners then outstanding, or (B) amend, alter or repeal the provisions of this Agreement, in a manner that would materially and adversely affect the powers, rights, preferences, privileges or voting power of the Class A Common Units held by the Original Class A Limited Partners; provided, however, that any amendment, alteration or repeal of a provision that affects all Class A Common Units and all holders of Class A Common Units on a pro rata basis (i.e., a split or reverse split of Units), or an increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking junior to the Class A Common Units held by Original Class A Limited Partners with respect to their priority distribution rights under SECTIONS 5.1(c), (d), (e), (f) and (g) (and accompanying allocations under SECTION 6.1, allocations of Nonrecourse Liabilities under SECTION 6.1(c) and (d), and Depreciation and Nonrecourse Deduction allocations under SECTION 6.2(d) and (h)) shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Original Class A Limited Partners shall be required in such case.

          Section 4.7 SERIES C PREFERRED UNITS. The Partnership has issued 800,000 Series C

Cumulative Redeemable Preferred Units (the "Series C Preferred Units"), which shall be Limited Partnership Interests and shall be a separate class thereof. The number and holders of the Series C Preferred Units issued and outstanding on the Merger Date are as set forth on EXHIBIT A hereto. The rights and benefits of the Series C Preferred Units are as set forth on EXHIBIT F-1 attached hereto.

          Section 4.8 ISSUANCE OF SERIES D PREFERRED UNITS. The Partnership has issued 3,400,000 Partnership Units designated as the "9.45% Series D Cumulative Redeemable Preferred Units" (the "Series D Preferred Units"). The Series D Preferred Units shall be Limited Partnership Interests and shall be a separate class thereof. The number and holders of the Series D Preferred Units issued and outstanding on the Merger Date are as set forth on EXHIBIT A hereto. The rights and benefits of the Series D Preferred Units are as set forth on EXHIBIT F-2 attached hereto.

                                    ARTICLE V
                                  DISTRIBUTIONS

          Section 5.1 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS. The General Partner shall distribute at the times set forth below an amount equal to 100% of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such periods in the following priority:

               (a) First, quarterly, to the extent that the amount of cash distributed to the holders of the Series C Preferred Units and the Series D Preferred Units for all prior quarters pursuant to SECTION 5.1(b) (other than the immediately preceding quarter) was less than the Series C Preferred Distribution and Series D Preferred Distribution for all such quarters and such deficiency was not previously distributed pursuant to this SECTION 5.1(a) (a "Series C and D Distribution Shortfall"), Available Cash shall be distributed pro rata to the holders of the Series C Preferred Units and the Series D Preferred Units in an amount equal to such Series C and D Distribution Shortfall for all such prior quarters.

               (b) Second, quarterly, Available Cash shall be distributed to the holders of the Series C Preferred Units and the Series D Preferred Units pro rata in an amount equal to one quarter of the Series C Preferred Distribution and Series D Preferred Distribution for each outstanding Series C Preferred Unit and Series D Preferred Unit.

               (c) Third, quarterly (within 30 days of the end of each quarter), Available Cash shall be distributed in an aggregate amount up to the First Tier Class A Distribution Shortfall, (i) 43 percent to the Original Class A Limited Partners, pro rata, in respect of their Class A Common Units, and (ii) 57 percent to the General Partner, until the First Tier Class A Distribution Shortfall has been distributed;

               (d) Fourth, $10 million of Available Cash shall be distributed annually in quarterly installments (within 30 days of the end of each quarter), (i) 43 percent to the Original Class A Limited Partners, pro rata, in accordance with their Class A Common Units, and (ii) 57 percent to the General Partner;

               (e) Fifth, quarterly (within 30 days of the end of each quarter), Available Cash shall be distributed in an aggregate amount equal to the Second Tier Class A Distribution Shortfall 100 percent to the Original Class A Limited Partners, pro rata, in respect of their Class A Common Units, until the Second Tier Class A Distribution Shortfall has been distributed;

               (f) Sixth, $1,500,000 of Available Cash shall be distributed annually in quarterly installments (within the 30 days of the end of each quarter) 100 percent to the Original Class A Limited Partners, pro rata, in accordance with their respective Class A Common Units;

               (g) Seventh, $100 million of Available Cash shall be distributed annually in quarterly installments (within 30 days of the end of each quarter), (i) 1 percent to the Original Class A Limited Partners, pro rata, in accordance with their Class A Common Units, and (ii) 99 percent to the Partners other than Original Class A Limited Partners pro rata in accordance with their Common Units;

               (h) Eighth, quarterly (within 30 days of the end of each quarter), Available Cash, if any, shall be distributed to the Partners, pro rata, in accordance with their Common Units, until the IRR Equity Return Date; and

               (i) Ninth, quarterly (within 30 days of the end of each quarter), the balance of Available Cash, if any, shall be distributed to the holders of Class A Common Units, pro rata, in proportion to their Class A Common Units; PROVIDED, HOWEVER, that any such Available Cash distributable to the General Partner and the Original Class A Limited Partners shall be distributed, pro rata, (i) 43 percent to the Original Class A Limited Partners, pro rata, in accordance with their respective Class A Common Units and (ii) 57 percent to the General Partner.

     The dollar amounts expressly stated in SECTIONS 5.1(d), (f) and (g), (i) shall grow at a rate of 3% per annum, compounded annually, beginning on January 1, 2004, (II) shall be pro rated for any period shorter than a calendar quarter, and (III) along with the percentages described in SECTIONS 5.1(c), (d), (g), and
(i), shall be adjusted proportionately for any reduction from the number of Class A Common Units held by Original Class A Limited Partners on the Effective Date (E.G., upon the first purchase of Class A Common Units from a Class A Limited Partner pursuant to SECTION 4.6(d), if (A) the Partnership purchases 100 Class A Common Units from such Original Class A Limited Partner and (B) on the Effective Date the Original Class A Limited Partners collectively held 1,000 Class A Common Units, then the percentages described in SECTIONS 5.1(c) and (d) for the Original Class A Limited Partners shall be reduced to 38.70% and shall be increased to 61.30% for the General Partner and the amount described in
SECTION 5.1(g) shall be reduced to $90,000,000.).

          Section 5.2 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and SECTION 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, or any Limited Partners or Assignees shall be treated as amounts distributed to the General Partner or such Limited Partners, or Assignees pursuant to SECTION
5.1 for all purposes under this Agreement.

          Section 5.3 DISTRIBUTIONS UPON LIQUIDATION. Proceeds from a Liquidating Transaction shall be distributed to the Partners in accordance with
SECTION 13.2.

          Section 5.4 DRAW. Notwithstanding SECTION 5.1 hereof, to the extent that a Partner would be distributed, pursuant to such Section during any Partnership taxable year, an amount in excess of the maximum amount which could be distributed to such Partner without creating an Adjusted Capital Account Deficit, then such distribution shall be, to the extent permissible under the Code, an advance or draw (as described in Regulations Section 1.731-1(a)(1)(ii)) against such Partner's allocations of Net Profits and items of income and gain for the Partnership taxable year in which such distribution is made.

                                   ARTICLE VI
                                   ALLOCATIONS

          Section 6.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with SECTION 4.4 hereof) shall be allocated among the Partners for each Partnership taxable year (or portion thereof) as provided herein below in this ARTICLE VI and SECTION 13.2(a).

               (a) NET INCOME. After giving effect to the special allocations set forth in SECTION 6.2 below, Net Income shall be allocated as follows:

                    (i) First, Net Income shall be allocated to the General
               Partner until (1) the cumulative Net Income allocated pursuant to this SECTION 6.1(a)(i) for all Partnership taxable years equals
               (2) the cumulative Net Losses allocated pursuant to SECTION 6.1(b)(ix) for all Partnership taxable years;

                    (ii) Second, to the holders of Series C Preferred Units and
               Series D Preferred Units until each holder has a Capital Account as of the end of such Partnership taxable year (determined after adding back to such Capital Account such person's share of "partnership minimum gain" and "partner nonrecourse debt minimum gain" for purposes of Treasury Regulation 1.704-2) at least equal to the product of the Stated Value (as defined in EXHIBIT F-1) times the number of its Series C Preferred Units and the Stated Value (as defined in EXHIBIT F-2) times the number of its Series D Preferred Units, respectively;

                    (iii) Third, to the General Partner and each Original Class
               A Limited Partner, pro rata, in respect of its Class A Common Units, until (1) the cumulative Net Income allocated to each of these Partners in respect of such Partner's Class A Common Units pursuant to this SECTION 6.1(a)(iii) for all Partnership taxable years equals and does not exceed (2) the cumulative Net Losses allocated to such Partner in respect of such Class A Common Units pursuant to SECTION 6.1(b)(vii) for all prior Partnership taxable years;

                    (iv) Fourth, any remaining Net Income shall be allocated to the holders of Series C Preferred Units and Series D Preferred Units in an amount equal to the excess of (1) the cumulative Series C Preferred Distributions and Series D

               Preferred Distributions as of the end of such Partnership taxable year (whether or not actually made for each quarter), over (2) the cumulative Net Income and items of income and gain allocated to the holders of Series C Preferred Units and Series D Preferred Units in prior Partnership taxable years (net of allocations of Net Loss under SECTION 6.1(b)(vi) which reversed such Net Income and income allocations); PROVIDED, HOWEVER, that if the cumulative Net Income and items of income and gain allocated to the holders of Series C Preferred Units and Series D Preferred Units (net of allocations of Net Loss under SECTION 6.1(b)(vi) which reversed such Net Income and income allocations) are less than the cumulative Series C Preferred Distributions and Series D Preferred Distributions actually made to the holders of Series C Preferred Units and Series D Preferred Units under SECTION 5.1, then items of income and gain shall be allocated to the holders of Series C Preferred Units and Series D Preferred Units to make up such shortfall (and Net Income and Net Losses for the purpose of making further allocations in respect of such taxable year shall be recalculated accordingly);

                    (v) Fifth, any remaining Net Income shall be allocated 43%
               to the Original Class A Limited Partners, pro rata in accordance with their Class A Common Units and 57% to the General Partner until (1) the cumulative distributions provided for by the end of such Partnership taxable year and all prior taxable years under
               SECTION 5.1(d) (whether or not actually made) in respect of such Class A Common Units, equal (2) the cumulative Net Income and items of income and gain allocated in respect of such Class A Common Units under this SECTION 6.1(a)(v) in all Partnership taxable years (net of allocations of Net Losses under SECTION 6.1(b)(v) which reversed such Net Income and income allocations); provided, however, that if the cumulative Net Income and items of income and gain allocated in respect of such Class A Common Units under this SECTION 6.1(a)(v) (net of allocations of Net Losses under SECTION 6.1(b)(v) which reversed such Net Income and income allocations) are less than the cumulative distributions actually made in respect of such Class A Common Units under SECTIONS 5.1(c) AND (d), then items of income and gain shall be allocated under this SECTION 6.1(a)(v) to make up such shortfall (and Net Income and Net Losses for purposes of making further allocations in respect of such taxable year shall be recalculated accordingly);

                    (vi) Sixth, any remaining Net Income shall be allocated to each Original Class A Limited Partner, pro rata, in proportion to its Class A Common Units, until (1) the cumulative distributions provided for by the end of such Partnership taxable year and all prior taxable years under SECTION 5.1(f) (whether or not actually made) in respect of such Class A Common Units, equal (2) the cumulative Net Income and items of income and gain allocated in respect of such Class A Common Units under this SECTION 6.1(a)(vi) in all Partnership taxable years (net of allocations of Net Losses under SECTION 6.1(b)(iv) which reversed such Net Income and income allocations); PROVIDED, HOWEVER, that if the cumulative Net Income and items of income and gain allocated under this SECTION 6.1(a)(vi) (net of allocations of Net Losses under SECTION 6.1(b)(iv) which reversed such Net Income and income allocations) are less than the distributions actually made under SECTIONS 5.1(e) AND (f), then items of income and gain shall be allocated under this SECTION 6.1(a)(vi) to make up the shortfall (and Net Income and Net Losses for purposes of making further allocations in respect of such taxable year shall be recalculated accordingly);

                    (vii) Seventh, any remaining Net Income shall be allocated
               1% to the Original Class A Limited Partners, pro rata in accordance with their Class A Common Units and 99% to the Partners other than Original Class A Limited Partners until (1) the cumulative distributions provided for by the end of such Partnership taxable year and all prior taxable years under
               SECTION 5.1(g) in respect of such Class A Common Units equal (2) the cumulative Net Income and items of income and gain allocated under this SECTION 6.1(a)(vii) in all Partnership taxable years (net of allocations of Net Losses under SECTION 6.1(b)(iii) which reversed such Net Income and income allocations) in respect of such Class A Common Units; PROVIDED, HOWEVER, that if the cumulative Net Income and items of income and gain allocated under this SECTION 6.1(a)(vii) (net of allocations of Net Losses under SECTION 6.1(b)(iii) which reversed such Net Income and income allocations) in respect of such Class A Common Units are less than the distributions actually made in respect of such Class A Common Units under SECTION 5.1(g), then items of income and gain shall be allocated under this SECTION 6.1(a)(vii) to make up such shortfall (and Net Income and Net Losses for purposes of further allocations in respect of such taxable year shall be recalculated accordingly);

                    (viii) Eighth, any remaining Net Income shall be allocated to the Partners, pro rata, in accordance with their Class A Common Units until (1) the cumulative distributions as of the end of such Partnership taxable year and all prior taxable years under SECTION 5.1(h) (whether or not actually made) in respect of such Class A Common Units equal (2) the cumulative Net Income and items of income and gain allocated under this SECTION 6.1(a)(viii) in all Partnership taxable years (net of allocations of Net Losses under SECTION 6.1(b)(ii) which reversed such Net Income and income allocations) in respect of such Class A Common Units; PROVIDED, HOWEVER, that if the cumulative Net Income and items of income and gain allocated under this SECTION 6.1(a)(viii) (net of allocations of Net Losses under SECTION 6.1(b)(ii) which reversed such Net Income and income allocations) in respect of such Class A Common Units are less than the distributions actually made in respect of such Class A Common Units under SECTION 5.1(h), then items of income and gain shall be allocated under this SECTION 6.1(a)(viii) to make up such shortfall (and Net Income and Net Losses for purposes of further allocations in respect of such taxable year shall be recalculated accordingly);

                    (ix) Ninth, any remaining Net Income shall be allocated to each Partner, pro rata, in respect of its Class A Common Units; PROVIDED, HOWEVER, that such Net Income allocable to the General Partner and the Original Class A Limited Partners in respect of their Class A Common Units shall be allocated, pro rata, (i) 43 percent to the Original Class A Limited Partners, pro rata, in accordance with their respective Class A Common Units and (ii) 57 percent to than the General Partner.

     For purposes of allocating the tranches of Net Income and items of income and gain pursuant to this SECTION 6.1(a), the items of income, gain, loss and deduction within Net Income or the items of income and gain allocated specially under SECTION 6.1(a) shall consist of pro rata amounts of each such item, so that, for example, one Partner's allocation of Net Income does not disproportionally consist of ordinary income items while a different Partner's allocation of Net Income disproportionally consists of capital gain items.

               (b) NET LOSSES. After giving effect to the special allocations set forth in SECTION 6.2 below, Net Losses shall be allocated as follows:

                    (i) First, Net Losses shall be allocated to the Partners,
               pro rata, in proportion to their Class A Common Units; PROVIDED, HOWEVER, that such Net Losses allocable to the General Partner and any Original Class A Limited Partner which were allocated Net Income in respect of such Class A Common Units pursuant to the proviso of SECTION 6.1(a)(ix), shall be allocated, pro rata, (i) 43 percent to such Original Class A Limited Partners, pro rata, in accordance with their respective Class A Common Units and (ii) 57 percent to the General Partner until the cumulative Net Losses allocated to each such Partner in respect of such Class A Common Units under this SECTION 6.1(b)(i) for all Partnership taxable years equal the cumulative Net Income allocated in respect of such Partner's Class A Common Units under SECTION 6.1(a)(ix) for all prior Partnership taxable years;

                    (ii) Second, any remaining Net Losses shall be allocated to the Partners, pro rata, in respect of their respective Class A Common Units, until the cumulative Net Losses allocated to each such Partner under this SECTION 6.1(b)(ii) for all Partnership taxable years in respect of such Class A Common Units, equal the sum of the cumulative Net Income and items of income and gain allocated under SECTION 6.1(a)(viii) for prior Partnership taxable years in respect of such Class A Common Units;

                    (iii) Third, any remaining Net Losses shall be allocated 1%
               to the Original Class A Limited Partners, pro rata, in respect of their Class A Common Units and 99% to the Partners other than the Original Class A Limited Partners, until the cumulative Net Losses allocated to each such Partner in respect of such Class A Common Units under this SECTION 6.1(b)(iii) for all Partnership taxable years equal the sum of the cumulative Net Income and items of income and gain allocated under SECTION 6.1(a)(vii) in respect of such Partner's Class A Common Units for prior Partnership taxable years;

                    (iv) Fourth, any remaining Net Losses shall be allocated to each Original Class A Limited Partner, pro rata, in respect of its Class A Common Units until the cumulative Net Losses allocated to each Original Class A Limited Partner in respect of such Class A Common Units under this SECTION 6.1(b)(iv) for all Partnership taxable years equal the sum of the cumulative Net Income and items of income and gain allocated in respect of such Partner's Class A Common Units under SECTION 6.1(a)(vi) for prior Partnership taxable years;

                    (v) Fifth, any remaining Net Losses shall be allocated 43%
               to the Original Class A Limited Partners, pro rata, in accordance with their respective Class A Common Units and 57% to the General Partner, until the cumulative Net Losses allocated to each such Partner in respect of such Class A Common Units under this
               SECTION 6.1(b)(v) for all prior Partnership taxable years equal the sum of the cumulative Net Income and items of income and gain allocated in respect of such Partner's Class A Common Units under
               SECTION 6.1(a)(v) for all prior Partnership taxable years;

                    (vi) Sixth, any remaining Net Losses shall be allocated to each holder of Series C Preferred Units and Series D Preferred Units, respectively, until the cumulative Net Losses allocated to each such holder of Series C Preferred Units and Series D Preferred Units under this SECTION 6.1(b)(vi) for all Partnership taxable years in respect of such Series C Preferred Units and Series D Preferred Units, equal the sum of the cumulative Net Income and items of income and gain allocated in respect of such Series C Preferred Units and Series D Preferred Units under
               SECTION 6.1(a)(iv) for prior Partnership taxable years;

                    (vii) Seventh, any remaining Net Losses shall be allocated to the Original Class A Limited Partners and the General Partner, pro rata, in accordance with their Class A Common Units, until the Capital Account balance of any such Partner (as credited with any amounts which such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)) has been reduced to (and is not less than) zero and thereafter to the other Partners until the foregoing standard set forth in SECTION 6.1(b)(vii) is met;

                    (viii) Eighth, any remaining Net Losses shall be allocated to the holders of Series C Preferred Units and Series D Preferred Units until the Adjusted Capital Account balance of each such holder has been reduced to zero; and

                    (ix) Ninth, any remaining Net Losses shall be allocated to the General Partner.

     For purposes of allocating the tranches of Net Losses pursuant to this
SECTION 6.1(b), the items of income, gain, loss and deduction within Net Losses shall consist of pro rata amounts of each such item, so that, for example, one Partner's allocation of Net Losses does not disproportionally consist of capital loss items while a different Partner's allocation of Net Losses disproportionally consists of ordinary deduction or loss items.

               (c) EXCESS NONRECOURSE LIABILITIES. Except as provided in SECTION 6.1(d), the Partners agree that the interests of the Original Class A Limited Partners (as a group) for purposes of allocating "excess Nonrecourse Liabilities" (within the meaning of Regulation Section 1.752-3(a)(3)) shall be equal to the percentage specified for the amount of Partnership "excess Nonrecourse Liabilities" (as defined above) that are outstanding from time to time as reflected on EXHIBIT H, and the General Partner shall allocate not less than the specified percentage of such excess Partnership Nonrecourse

          Liabilities to the Original Class A Limited Partners. All of the share of such excess Nonrecourse Liabilities allocated to the Original Class A Limited Partners shall be from Partnership debt that constitutes Qualified Nonrecourse Liabilities of the Partnership. It is understood that in making the allocation of nonrecourse debt under Regulation
          Section 1.752-3(a)(2), allocations will be made first to Partners in the amount of Code Section 704(c) taxable gain prior to allocations to Partners receiving allocations in connection with a revaluation of Partnership property.

               (d) NONRECOURSE LIABILITIES. The General Partner shall allocate aggregate Nonrecourse Liabilities and Qualified Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain, for any Partnership taxable year ending on or including the Call Date, utilizing any method for which there is at least a Reasonable Basis under the Code, that results to the maximum extent possible in the aggregate amount of Nonrecourse Liabilities and Qualified Nonrecourse Liabilities allocated to each Original Class A Limited Partner under Code Section 752 and Section 465, respectively, at the end of the Partnership taxable year being at least equal to such Original Class A Limited Partner's Target Class A Common Unit Debt Allocation. If requested by Original Class A Limited Partners holding a majority of the issued and outstanding Class A Common Units held by Original Class A Limited Partners, the General Partner shall inform each such Original Class A Limited Partner of the method chosen by the General Partner for allocating excess Nonrecourse Liabilities and Qualified Nonrecourse Liabilities to the Partners. To the extent that such a majority of the Original Class A Limited Partners disagrees with the method chosen by the General Partner for allocating excess Nonrecourse Liabilities and Qualified Nonrecourse Liabilities pursuant to the preceding sentence and notifies the General Partner of this disagreement on a timely basis in writing, the General Partner shall allocate these excess Nonrecourse Liabilities and Qualified Nonrecourse Liabilities based upon the alternative method stated by the Original Class A Limited Partners holding a majority of the issued and outstanding Class A Common Units held by Original Class A Limited Partners in the written notification; provided however, that, upon a timely request by the General Partner to the Original Class A Limited Partners holding a majority of the issued and outstanding Class A Common Units held by Original Class A Limited Partners, the General Partner receives a timely opinion of tax counsel, chosen by such a majority of the Original Class A Limited Partners, reasonably consented to by the General Partner, addressed to the General Partner and the Partnership, that there is at least a Reasonable Basis for such alternative method and provided, further, however that the alternative method chosen by such majority of the Original Class A Limited Partners shall not result in the aggregate amount of Nonrecourse Liabilities and Qualified Nonrecourse Liabilities allocated to each Original Class A Limited Partner under Code Section 752 and Section 465, respectively, at the end of such Partnership taxable year to be less than the product of (x) the Targe Class A Common Unit Debt Allocation multiplied by (y) the number of Class A Common Units held by such Original Class A Limited Partner. For any Partnership taxable year ending after the Call Date, these excess Nonrecourse Liabilities shall be allocated among the Partners utilizing any method under the Code.

          (e) The percentages described in SECTIONS 6.1(a) and (b) shall be adjusted proportionately for any reduction from the number of Class A Common Units held by Original Class A Limited Partners on the Effective Date.

          Section 6.2 SPECIAL ALLOCATION RULES. Notwithstanding any other provision of the Agreement, the following special allocations shall be made in the following order:

               (a) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provisions of ARTICLE VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations
          Section 1.704-2(f)(6). This SECTION 6.2(a) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this SECTION 6.2(a) only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to SECTION 6.1 of the Agreement with respect to such Partnership taxable year and without regard to any decrease in Partner Minimum Gain during such Partnership taxable year.

               (b) PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of ARTICLE VI (except SECTION 6.2(a) hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This SECTION 6.2(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this SECTION 6.2(b), each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to ARTICLE VI of this Agreement with respect to such Partnership taxable year, other than allocations pursuant to SECTION 6.2(a) hereof.

               (c) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations
          Section 1.704-2(i)(2).

               (d) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions in respect of each Partnership asset shall be allocated among the Partners in the same proportion as the Partners are allocated Depreciation from that Partnership asset pursuant to SECTION 6.2(g).

               (e) QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This
          SECTION 6.2(e) is intended to comply with Regulations Section 1.704-1(b)(2)(ii)(d) and will be applied and interpreted in accordance with such regulation; PROVIDED, that an allocation pursuant to this
          SECTION 6.2(e) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this ARTICLE VI have been tentatively made as if this SECTION 6.2(e) were not in the Agreement.

               (f) GROSS INCOME ALLOCATION. In the event any Partner has a deficit Capital Account at the end of any Partnership taxable year in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement or pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a PRO RATA portion of each item of Partnership income and gain) as quickly as possible to eliminate such excess Capital Account deficit, PROVIDED, that an allocation pursuant to this SECTION 6.2(f) will be made if and only to the extent that such Partner would have a Capital Account deficit in excess of such sum after all other allocations provided for in this
          ARTICLE VI have been tentatively made as if SECTION 6.2(e) and this
          SECTION 6.2(f) were not in the Agreement.

               (g) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations
          Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

               (h) SPECIAL ALLOCATION OF DEPRECIATION. Depreciation in any taxable year of the Partnership shall be allocated as follows:

                    (i) the Original Class A Limited Partners shall be
               allocated, in proportion to their respective Class A Common Units, the Depreciation Amount;

                    (ii) any remaining Depreciation allocable in any taxable
               year of the Partnership shall be allocated to all Partners, other than the Original Class A Limited Partners, the Series C Preferred Units and the Series D Preferred Units, in accordance with their respective Class A Common Units.

               (i) If any unanticipated item of Partnership income or gain is recognized by a Partner as a result of the execution of this Agreement, the Partner that recognized such unanticipated item shall be allocated the corresponding item (if any) of Partnership loss or deduction.

               (j) GUARANTEED PAYMENTS. Any amount distributed as part of any First Tier Distribution Shortfall or Second Tier Distribution Shortfall that represents only the 8% compound earnings component of the definition of either the First Tier Distribution Shortfall or Second Tier Distribution Shortfall shall be treated as a guaranteed payment pursuant to Code Section 707(c).

          Section 6.3    ALLOCATIONS FOR TAX PURPOSES.

               (a) GENERAL. Except as otherwise provided in this SECTION 6.3, for Federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to SECTIONS 6.1 and 6.2 of this Agreement.

               (b) TO ELIMINATE BOOK-TAX DISPARITIES. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for Federal income tax purposes among the Partners as follows:

                    (i) (A) In the case of a Contributed Property, such items
               attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code that takes into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and
               (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to SECTIONS 6.1 and 6.2 of this Agreement.

                    (ii) (A) In the case of an Adjusted Property, such items
               shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property at the time of the adjustments required in SECTION 4.4(d)(ii) and the allocations thereof pursuant to SECTION 6.1 and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with SECTION 6.3(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to SECTIONS 6.1 and 6.2 of this Agreement.

                    (iii) All other items of income, gain, loss and deduction
               shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to SECTIONS 6.1 and 6.2 of this Agreement.

               (c) POWER OF GENERAL PARTNER TO ELECT METHOD. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate Book-Tax Disparities, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners; provided, however, that the General Partner shall elect the "traditional method" (without curative allocations) as set forth in Regulations Section 1.704-3(b) with respect to the elimination of any Book-Tax Disparities under SECTION 6.3(b)(ii)(A)(1) that exist on the date hereof.

               (d) RECAPTURE INCOME. Any Recapture Income shall be allocated, solely for income tax purposes in accordance with Regulations Sections 1.1245-1(e)(2) and (3) and 1.1250-1(f).

                                  ARTICLE VII
                      MANAGEMENT AND OPERATIONS OF BUSINESS

          Section 7.1    MANAGEMENT.

               (a) POWERS OF GENERAL PARTNER. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. Notwithstanding anything to the contrary in this Agreement, the General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to
          SECTION 7.3 hereof and any other restriction expressly provided herein, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in SECTION 3.2 hereof and to effectuate the purposes set forth in SECTION 3.1 hereof, including, without limitation:

                    (i) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on Loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner or any Member thereof (so long as the General Partner or such Member qualifies as a REIT) to avoid the payment of any Federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner or any Member thereof to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

                    (ii) the making of tax, regulatory and other filings, or
               rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                    (iii) the acquisition, disposition, conveyance, mortgage,
               pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to prior approval which may be required by SECTION 7.3 hereof) on such terms as the General Partner deems proper; provided that any amendment to this Agreement may require approval pursuant to SECTION 14.1;

                    (iv) the use of the assets of the Partnership (including,
               without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, financing of any administrative, marketing, employee and other similar costs of the General Partner which to the extent the General Partner has operations other than through the Partnership or its Subsidiaries shall be allocated between the General Partner and the Partnership on a basis which is fair and reasonable to the Limited Partners, financing the conduct of the operations of the Partnership or any of the Partnership's Subsidiaries or Subtier Entities, the lending of funds to other Persons (including the Partnership's Subsidiaries or Subtier Entities) and the repayment of obligations of the Partnership and its Subsidiaries or Subtier Entities and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries or Subtier Entities, the holding of any real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee or trustee (subject to SECTION 7.10), the creation, by grant or otherwise, of easements or servitudes, and the performance of any and all acts necessary or appropriate to the operation of the Partnership assets including, but not limited to, applications for rezoning, objections to rezoning, constructing, altering, improving, repairing, renovating, rehabilitating, razing, demolishing or condemning any improvements or property of the Partnership;

                    (v) the negotiation, execution, and performance of any
               contracts, conveyances or other instruments (including with Affiliates of the Partnership to the extent provided in SECTION 7.6) that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including, without limitation, the execution and delivery of leases on behalf of or in the name of the Partnership (including the lease of Partnership property for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others);

                    (vi) the opening and closing of bank accounts, the
               investment of Partnership funds in securities, certificates of deposit and other instruments, and the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                    (vii) the selection and dismissal of employees of the
               Partnership or the General Partner (including, without limitation, employees having titles such as "president", "vice president", "secretary" and "treasurer"), and the engagement and dismissal of agents, outside attorneys, accountants, engineers, appraisers, consultants, contractors and other professionals on behalf of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

                    (viii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

                    (ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contribution of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

                    (x) the control of any matters affecting the rights and
               obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                    (xi) the undertaking of any action in connection with the
               Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

                    (xii) the determination of the fair market value of any
               Partnership property distributed in kind using such reasonable method of valuation as it may adopt; and

                    (xiii) the execution, acknowledgement and delivery of any
               and all documents and instruments to effectuate any or all of the foregoing.

               (b) NO APPROVAL REQUIRED FOR ABOVE POWERS. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners (except as expressly provided herein), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

               (c) INSURANCE. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder. It is agreed and acknowledged that the Partnership may retain JMB Insurance Agency Co. for insurance brokerage services so long as it provides such services on rates and other terms no less favorable than would be obtained from an unaffiliated third party in connection therewith.

               (d) WORKING CAPITAL RESERVES. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

               (e) NO OBLIGATION TO CONSIDER TAX CONSEQUENCES TO LIMITED PARTNERS. Except as specifically provided herein or in any written agreement between the General Partner or the Partnership and any individual or group of Limited Partners, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. Except as provided for herein or in any such written agreement neither the General Partner nor the Partnership shall have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

          Section 7.2 CERTIFICATE OF LIMITED PARTNERSHIP. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Illinois or in any other jurisdiction in which the General Partner may elect in its sole discretion for the Partnership to do business or own property. Subject to the terms of SECTION 8.5(a)(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate, as it may be amended or restated from time to time, to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Illinois or in any other jurisdiction in which the General Partner may elect in its sole discretion for the Partnership to do business or own property.

          Section 7.3    RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY.

               (a) UNANIMOUS CONSENT REQUIRED. The General Partner may not, without the written Consent of all of the Limited Partners, take any action in contravention of this Agreement, including, without limitation:

                    (i) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

                    (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement; or

                    (iii) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

               (b) ACTION WITH REQUIRED APPROVAL OF ORIGINAL CLASS A LIMITED PARTNERS. The General Partner may not without the prior written consent of Original Class A Limited Partners holding a majority of the issued and outstanding Class A Common Units then held by Original Class Limited Partners:

                    (i) Prior to the Call Date, sell, assign, transfer or
               otherwise dispose of any of the Restricted Properties to the extent that any such transaction would result in the recognition of a taxable gain under the Code by the Original Class A Limited Partners.

                    (ii) Prior to the second anniversary hereof, (A) allow the
               Partnership to guarantee debt of the General Partner or (B) sell, assign, transfer or otherwise dispose of any of the Partnership properties to the extent that such transaction would result in the Partnership and its Subtier Entities having sold, transferred, assigned or otherwise having disposed of properties, the Fair Market Value of which is greater than or equal to 50% of the Fair Market Value of all properties owned by the Partnership and its Subtier Entities on the Effective Date; or

                    (iii) Prior to the second anniversary of the date hereof,
               make or permit any other Person to make any non-de minimis Capital Contribution to the Partnership for the purpose of paying any Debt of the Partnership or making distributions of Available Cash for the purpose of a Partner paying principal on any Debt.

          Section 7.4    RESPONSIBILITY FOR EXPENSES.

               (a) NO COMPENSATION. Except as provided in this SECTION 7.4 and elsewhere in this Agreement (including the provisions of ARTICLES V and VI regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

               (b) RESPONSIBILITY FOR OWNERSHIP AND OPERATION EXPENSES. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's ownership of its assets, and the operation of, or for the benefit of, the Partnership, and the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the Partnership's ownership of its assets and the operation of, or for the benefit of, the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to SECTION 7.7 hereof.

               (c) RESPONSIBILITY FOR ADMINISTRATION AND MERGER EXPENSES. The Partnership shall be responsible for and shall pay all expenses incurred relating to the Merger or the administration of the Partnership.

          Section 7.5 OUTSIDE OPPORTUNITIES OF THE GENERAL PARTNER. The General Partner covenants and agrees that it will pursue and engage in retail development and acquisition opportunities only through the Partnership or a Subtier Entity, other than development opportunities with respect to properties owned by Affiliates of the General Partner on the Effective Date or pursuant to contractual obligations existing on the Effective Date with Kravco Company or its Affiliates with respect to certain activities in the areas of Bangor, Maine and King of Prussia, Pennsylvania.

          Section 7.6    TRANSACTIONS WITH AFFILIATES.

               (a) TRANSACTIONS WITH GENERAL PARTNER AND AFFILIATES. Except (i) as expressly permitted by this Agreement or (ii) with approval of Limited Partners holding a majority of the Class A Common Units then outstanding (excluding for this purpose any Class A Common Units then held by the General Partner or any Affiliate of the General Partner), neither the General Partner nor any of its Affiliates shall engage in any transaction with the Partnership or any Subsidiary of the Partnership, including, without limitation, the making of any loan from the Partnership, or any of its Subsidiaries (including any guarantee or other credit enhancement) or to the Partnership or any of its Subsidiaries, the transfer of any assets (including cash) of the Partnership to any joint venture, other partnership or corporation or other business entity in which the General Partner or any of its Affiliates has an interest, or the sale, transfer or conveyance of any property to, or the purchase of any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party in connection therewith.

               (b) EMPLOYEE BENEFIT PLANS. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, or any of the Partnership's Subsidiaries, including any such plan which requires the Partnership, the General Partner or any of the Partnership's Subsidiaries to issue or transfer Partnership Units to employees.

          Section 7.7    INDEMNIFICATION.

               (a) GENERAL. The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this SECTION 7.7(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this
          SECTION 7.7(a). Any indemnification pursuant to this SECTION 7.7 shall be made only out of the assets of the Partnership.

               (b) IN ADVANCE OF FINAL DISPOSITION. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this SECTION 7.7 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

               (c) OTHER THAN BY THIS SECTION. The indemnification provided by this SECTION 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

               (d) INSURANCE. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

               (e) EMPLOYEE BENEFIT PLANS. For purposes of this SECTION 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of SECTION 7.7(a); and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

               (f) NO PERSONAL LIABILITY FOR LIMITED PARTNERS. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

               (g) INTERESTED TRANSACTIONS. An Indemnitee shall not be denied indemnification in whole or in part under this SECTION 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

               (h) BINDING EFFECT. The provisions of this SECTION 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

          Section 7.8    LIABILITY OF THE GENERAL PARTNER.

               (a) GENERAL. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith and in a manner reasonably believed to be within its power and authority under this Agreement; provided that the foregoing shall not restrict the liability of the General Partner (i) to the extent that losses sustained or liabilities incurred by the Partnership or such Partner were a result of the gross negligence or willful misconduct of the General Partner; (ii) to the extent that the General Partner or any of its Affiliates actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; or (iii) to the extent that a judgment or other final adjudication adverse to the General Partner is entered in a proceeding based on a finding in the proceeding that the General Partner's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

               (b) NO OBLIGATION TO CONSIDER INTERESTS OF LIMITED PARTNERS. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the direct and indirect holders of beneficial interests in the General Partner collectively, and that except to the extent set forth in another Section of this Agreement or as specifically set forth in a written agreement entered into by the General Partner or the Partnership and any individual or group of Limited Partners on or after the Merger Date, the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether the cause the Partnership to take (or decline to take) any actions which the General Partner has undertaken in good faith on behalf of the Partnership, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

               (c) ACTS OF AGENTS. Subject to its obligations and duties as General Partner set forth in SECTION 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

               (d) EFFECT OF AMENDMENT. Any amendment, modification or repeal of this SECTION 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this
          SECTION 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          Section 7.9    OTHER MATTERS CONCERNING THE GENERAL PARTNER.

               (a) RELIANCE ON DOCUMENTS. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

               (b) RELIANCE ON CONSULTANTS AND ADVISERS. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

               (c) ACTION THROUGH OFFICERS AND ATTORNEYS. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

               (d) ACTIONS TO MAINTAIN REIT STATUS OR AVOID TAXATION OF GENERAL PARTNER. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner or any Member thereof to continue to qualify as a REIT or (ii) to avoid the General Partner or any Member thereof incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners; provided, however, that this Section shall not relieve the General Partner or the Partnership of any obligation for indemnification pursuant to a written agreement entered into on or after the Effective Date with any individual or group of Limited Partners; provided further, however, this Section shall not authorize the General Partner to amend, alter or modify any provision of this Agreement except as expressly permitted by the provisions of ARTICLE XIV hereof.

          Section 7.10 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its commercially reasonable efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

          Section 7.11 RELIANCE BY THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

          Section 8.1 LIMITATION OF LIABILITY. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including SECTION 10.5 hereof, or under the Act.

          Section 8.2 MANAGEMENT OF BUSINESS. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

          Section 8.3 OUTSIDE ACTIVITIES OF LIMITED PARTNERS. Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, the following rights shall govern outside activities of Limited Partners: (a) any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership; (b) neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee; (c) none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, and no Person shall have any obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person; (d) the fact that a Limited Partner may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities himself or introduce such opportunities to entities in which it has or has not any interest, shall not subject such Partner to liability to the Partnership or any of the other Partners on account of the lost opportunity; and (e) except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to prohibit a Limited Partner or any Affiliate of a Limited Partner from dealing, or otherwise engaging in business, with Persons transacting business with the Partnership or from providing services relating to the purcase, sale, rental, management or operation of real or personal property (including real estate brokerage services) and receiving compensation therefor, from any Persons who have transacted business with the Partnership or other third parties.

          Section 8.4 PRIORITY AMONG PARTNERS. No Partner (Limited or General) or Assignee shall have priority over any other Partner (Limited or General) or Assignee either as to the return of Capital Contributions or, except to the extent provided by SECTIONS 5.1, 6.1 or 6.2 hereof or as permitted by SECTION 4.6(g), or otherwise expressly provided in this Agreement, as to profits, losses or distributions.

          Section 8.5    RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP.

               (a) COPIES OF BUSINESS RECORDS. In addition to other rights provided by this Agreement or by the Act, and except as limited by
          SECTION 8.5(b) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

                    (i) to obtain a copy of the Partnership's Federal, state and local income tax returns for each Partnership Year;

                    (ii) to obtain a current list of the name and last known
               business, residence or mailing address of each Partner;

                    (iii) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                    (iv) to obtain true and full information regarding the
               amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

               (b) CONFIDENTIAL INFORMATION. Notwithstanding any other provision of this SECTION 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any Partnership information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

          (c) NOTICE OF CERTAIN EVENTS. In the event of (i) a dissolution or liquidation of the Partnership or the General Partner, (ii) a merger, consolidation or combination of the Partnership or the General Partner with or into another Person, (iii) the sale of all or substantially all of the assets of the Partnership or the General Partner, (iv) the transfer by the General Partner of all or any part of its interest in the Partnership, (v) any material transaction between the Partnership and the General Partner or an Affiliate of the General Partner, or (vi) any capital contributions, the General Partner shall cause written notice thereof to be delivered to each Original Class A Limited Partner reasonably promptly after the occurrence of such event, which notice may be quarterly but not less frequently than quarterly, and provided that the notice contemplated by this Section shall be deemed to have been given if the transaction, matter or event is effectively described in an amendment to this Agreement or Partnership financial statement which is delivered to an

     Original Class A Limited Partner. All such notices shall be in writing and shall include a reasonably detailed description of the transaction. The General Partner shall also provide such other information reasonably requested by a Partner.

          Section 8.6 LIMITED PARTNER REPRESENTATIVE. Each Limited Partner (other than a natural person) shall appoint one representative to be described in Exhibit A ("Limited Partner Representative"). Whenever, under the terms of this Agreement, matters require the Consent of the Limited Partners, any action taken by a Limited Partner Representative shall be fully binding on the Limited Partner, it being the intention of each Limited Partner that its Limited Partner Representative shall have full power and authority to take, authorize or approve all action, which the Limited Partners are authorized to take, authorize or approve under the provisions of this Agreement. Each Limited Partner shall have the right, at any time, within its sole discretion, to appoint a temporary substitute acceptable to the General Partner in its reasonable discretion to act for a Limited Partner Representative unable to act, or to vest in only one of the Limited Partner Representatives the sole power to exercise rights of the Limited Partner Representative hereunder. The Limited Partner Representative shall be appointed by a Limited Partner in writing, a copy of which shall be delivered to the General Partner. Any appointments of a Limited Partner Representative made hereunder shall remain effective until rescinded in a writing delivered to the General Partner and the General Partner shall have the right and authority to rely (and shall be fully protected in so doing) on the actions taken and directions given by such Limited Partner Representative without any further evidence of his or her authority or further action by the Limited Partners.

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

          Section 9.1 RECORDS AND ACCOUNTING. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to SECTION 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial purposes on an accrual basis in accordance with generally accepted accounting principles and for tax reporting purposes on the accrual basis.

          Section 9.2 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

          Section 9.3    REPORTS.

               (a) ANNUAL REPORTS. As soon as practicable, but in no event later than 120 days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such

          Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

               (b) QUARTERLY REPORTS. As soon as practicable, but in no event later than 60 days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely, on a consolidated basis with the General Partner, and such other information as set forth on Exhibit M or as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                    ARTICLE X
                                   TAX MATTERS

          Section 10.1 PREPARATION OF TAX RETURNS. The General Partner shall arrange for a nationally recognized accounting firm to prepare and timely file all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for Federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for Federal and state income tax reporting purposes. Upon request of the Original Class A Limited Partners holding a majority of the Class A Common Units then held by Original Class A Limited Partners, the General Partner shall provide each Original Class A Limited Partner with a reasonably accurate draft of the Federal income tax return of the Partnership (as well as supporting data and work papers) for each year, not less than 120 days prior to the required date for filing such return (taking actual extensions into account). The General Partner shall direct the Partnership's accounting firm which prepared the draft return to reasonably cooperate with the Original Class A Limited Partners and the accounting firm chosen by Original Class A Limited Partners holding a majority of the Class A Common Units then held by Original Class A Limited Partners on a timely basis (including answering questions posed by the reviewing accounting firm).

          Section 10.2 TAX ELECTIONS. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder in respect of the Partnership and in respect of each Subtier Entity for each of their respective taxable years. The General Partner shall not revoke the Section 754 election made with respect to the Partnership or any Subtier Entity.

          Section 10.3   TAX MATTERS PARTNER.

               (a) GENERAL. The General Partner shall at all times be the "tax matters partner" of the Partnership for Federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners. The General Partner shall provide to each Original Class A Limited Partner the same information it or the Internal Revenue Service would provide to a "notice partner" as defined in Section 6231(b)(8) of the Code.

               (b) POWERS. The tax matters partner is authorized, but not required:

                    (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters Partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (A) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (B) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                    (ii) in the event that a notice of a final administrative
               adjustment at the Partnership level of any item required to be taken into account by a partner for tax purposes (a "final adjustment") is mailed or otherwise given to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

                    (iii) to intervene in any action brought by any other
               partner for judicial review of a final adjustment;

                    (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition, complaint or other document) for judicial review with respect to such request;

                    (v) to enter into an agreement with the IRS to extend the
               period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                    (vi) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner, and the provisions relating to indemnification of the General Partner set forth in SECTION 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

               (c) REIMBURSEMENT. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and a law firm to assist the tax matters partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

               (d) ORGANIZATIONAL EXPENSES. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60 month period as provided in Section 709 of the Code.

               (e) WITHHOLDING. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of Federal, state, local, or foreign taxes that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (a) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (b) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing CLAUSES (a) or (b) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this SECTION 10.3(e). In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this SECTION 10.3(e) when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the WALL STREET JOURNAL, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI
                            TRANSFERS AND WITHDRAWALS

          Section 11.1   TRANSFER.

               (a) DEFINITION. The term "transfer, " when used in this ARTICLE XI with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partnership Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

               (b) REQUIREMENTS. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this ARTICLE XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this
          ARTICLE XI shall be null and void.

          Section 11.2   TRANSFER OF GENERAL PARTNER'S PARTNERSHIP INTEREST.

               (a) GENERAL. So long as any Class A Common Units held by Original Class A Limited Partners, Series C Preferred Units or Series D Preferred Units remain outstanding, the General Partner may not transfer all of its General Partnership Interests, other than a pledge of its General Partnership Interest to secure any Debt, or withdraw as a General Partner; provided, that so long as any Series C Preferred Units and Series D Preferred Units remain outstanding, the General Partner may transfer any portion, but not all, of its General Partnership Interests to any Person and such person may hold the Partnership Interest transferred as a Limited Partner or as an additional general partner of the Partnership. At such time as no Series C Preferred Units or Series D Preferred Units remain outstanding, the General Partner may transfer any or all of its General Partnership Interests to any Person; PROVIDED, HOWEVER, in the event of such transfer of all or a portion of such General Partnership Interest to any Person, such Person executes and delivers such documents as are required of a successor General Partner under SECTION
          12.1 and such transfer does not result in the withdrawal of the sole General Partner resulting in an Event of Dissolution pursuant to
          SECTION 13.1(b).

          Section 11.3   LIMITED PARTNERS' RIGHTS TO TRANSFER.

               (a) GENERAL. Subject to the provisions of SECTION 11.4 as to the substitution of transferees as Limited Partners, a Limited Partner may transfer all or any portion of his Class A Common Units and any of such Limited Partner's related rights as a Limited Partner, without the prior written consent of the General Partner; provided, however, that any transferee who is not an Original Class A Limited Partner as defined and otherwise set forth in this Agreement shall cease to be treated and have the rights of an Original Class A Limited Partner for all purposes of this Agreement, except as specifically set forth in this SECTION 11.3(a). In order to effect such transfer, the Limited Partner must deliver to the General Partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations. The General Partner agrees and acknowledges that an Original Class A Limited Partner may, without restriction, cause a Class A Related Person Transfer of Class A Common Units.

               (b) INCAPACITATED LIMITED PARTNERS. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner (including the right to exercise the Put Right or the Death Put), but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

               (c) TRANSFERS CONTRARY TO SECURITIES LAWS. The General Partner may prohibit any transfer otherwise permitted under SECTION 11.3 by a Limited Partner of his Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

               (d) TRANSFERS RESULTING IN CORPORATION STATUS; TRANSFERS THROUGH ESTABLISHED SECURITIES OR SECONDARY MARKETS. No transfer by a Limited Partner of his Partnership Units (or any economic or other interest, right or attribute therein) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code. Notwithstanding anything to the contrary in this Agreement, (A) no interests in the Partnership shall be issued in a transaction that is (or transactions that are) registered or required to be registered under the Securities Act of l933; and (B) no Person shall be admitted as or shall otherwise constitute a Partner unless such Partner or its predecessor made an initial capital contribution to the Partnership of at least $20,000.

               (e) TRANSFERS TO HOLDERS OF NONRECOURSE LIABILITIES. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the Original Class Limited Partners holding a majority of the Class A Common Units then held by the Original Class A Limited Partners.

               (f) TRANSFERS WITHOUT SPECIAL PROVISIONS. For clarity and an avoidance of doubt, the Partners agree and acknowledge that an Original Class A Limited Partner shall forfeit its priority distribution rights under SECTIONS 5.1(c), (d), (e) and (f) (and accompanying allocations under SECTION 6.1, allocations of Nonrecourse Liabilities under SECTION 6.1(c), and Depreciation allocations under
          SECTION 6.2(h) to the extent there is a direct or indirect transfer of such rights in respect of a Class A Common Unit, from and after such direct or indirect transfer, and thereafter such Person (or transferee) shall have only the rights of a Limited Partner not an Original Class A Limited Partner with respect to such Class A Common Unit, unless such indirect or direct transfer is a Class A Related Person Transfer.

          Section 11.4   SUBSTITUTED LIMITED PARTNERS.

               (a) CONSENT OF GENERAL PARTNER REQUIRED. A Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place, but only if such transfer is made pursuant to a Class A Related Person Transfer. With respect to any other transfers, the General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this
          SECTION 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion; provided, however, the General Partner agrees to admit as a Substituted Limited Partner any transferee of an Original Class A Limited Partner pursuant to a Class A Related Person Transfer; provided further, however, that if an Original Class A Limited Partner transfers less than all of its Units (unless the aggregate number of Units being transferred by an Original Class A Limited Partner (A) is less than fifty percent of the aggregate number of Units held by such Original Class A Limited Partner and (B) exceeds 72,900 Common Units, in which case the transferee shall appoint its own Limited Partner Representative pursuant to SECTION 8.6), such transferee shall appoint and authorize the Limited Partner Representative of the transferring Limited Partner with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead for the transferee to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made by or given to the Partners pursuant to SECTIONS 4.5(b), 4.6, 7.3, 7.6, 8.5, 10.1, 13.1 or ARTICLE XIV hereunder, in the sole discretion of the Limited Partner Representative of the transferring Limited Partner. Such power of attorney shall remain effective at all times and shall be exercisable by or else reissued to any successor Limited Partner Representative appointed by the then current Limited Partner Representative or the transferring Limited Partner (or its predecessor or successor, as the case may be) pursuant to SECTION 8.6. The General Partner and the Limited Partners may rely on such Limited Partner Representative for all purposes.

               (b) RIGHTS AND DUTIES OF SUBSTITUTED LIMITED PARTNERS. A transferee who has been admitted as a Substituted Limited Partner in accordance with this ARTICLE XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

               (c) AMENDMENT OF EXHIBIT A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend EXHIBIT A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

          Section 11.5 ASSIGNEES. Subject to SECTIONS 11.3(a) and 11.4(a), if the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee as a

Substituted Limited Partner, as described in SECTION 11.4, such transferee shall be considered an Assignee and shall be subject to the effects of all other provisions of this Agreement. An Assignee shall be entitled only to the economic rights to distributions and allocations of an assignee of the Partnership Units transferred (provided that an assignee of an Original Class A Limited Partner shall not be entitled to the economic rights of an Original Class A Limited Partner, but only the economic rights of a Class A Limited Partner who is not an Original Class A Limited Partner with respect to each Class A Common Unit), including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all Partnership Units held by Limited Partners are voted). For clarity and the avoidance of doubt, any Assignee shall only have the rights (including economic rights) of a holder of Class A Common Units who is not an Original Class A Limited Partner. In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this ARTICLE XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

          Section 11.6 GENERAL PROVISIONS.

               (a) WITHDRAWAL OF LIMITED PARTNER. No Limited Partner may withdraw from the Partnership other than as at result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this ARTICLE XI or pursuant to SECTION 4.6(d) or
          SECTION 4.6(e).

               (b) TRANSFER OF ALL PARTNERSHIP UNITS BY LIMITED PARTNER. Any Limited Partner who shall transfer (other than pursuant to a pledge or other agreement for security purposes) all of his Partnership Units in a transfer permitted pursuant to this ARTICLE XI or pursuant to
          SECTION 4.6(d) or SECTION 4.6(e) shall cease to be a Limited Partner.

               (c) TIMING OF TRANSFERS. Transfers pursuant to this ARTICLE XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

               (d) ALLOCATION WHEN TRANSFER OCCURS. If any Partnership Interest is transferred (other than pursuant to a pledge or other agreement for security purposes) during any quarterly segment of a Partnership taxable year in compliance with the provisions of this ARTICLE XI or pursuant to SECTION 4.6(d) or SECTION 4.6(e), Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership taxable year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership taxable year in accordance with Section 706 (d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter shall be made to the transferee Partner.

                                  ARTICLE XII
                               ADMISSION OF PARTNERS

          Section 12.1 ADMISSION OF SUCCESSOR GENERAL PARTNER. A successor to any or all of the General Partner's General Partnership Interest pursuant to
SECTION 11.2 hereof who is proposed to be admitted as a successor, General Partner or an additional general partner, as the case may be, shall be admitted to the Partnership effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner or additional general partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

          Section 12.2   ADMISSION OF ADDITIONAL LIMITED PARTNERS.

               (a) GENERAL. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement, who is a transferee of any Partnership Units held by the General Partner (or any additional general partner) and desires to hold such Partnership Units as a Limited Partner, or who exercises an option to receive Partnership Units, shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in ARTICLE XVI hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

               (b) CONSENT OF GENERAL PARTNER REQUIRED. Notwithstanding anything to the contrary in this SECTION 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

          Section 12.3 AMENDMENT OF AGREEMENT AND CERTIFICATE. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an update or amendment of EXHIBIT A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to ARTICLE XVI hereof.

                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

          Section 13.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor or additional General Partner in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Events of Dissolution"):

               (a) EXPIRATION OF TERM. The expiration of its term as provided in SECTION 2.4 hereof;

               (b) WITHDRAWAL OF GENERAL PARTNER. An event of withdrawal, as defined in the Act, of the last remaining General Partner unless, within 90 days after the withdrawal, Original Class A Limited Partners holding a majority of the Class A Common Units then held by Original Class A Limited Partners (unless a greater number is then required by applicable law) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner. In the event that there is more than one general partner, a general partner may withdraw from the Partnership and the business of the Partnership shall be continued by the remaining general partner(s) and the Partnership shall not be dissolved upon the happening of such a withdrawal;

               (c) DISSOLUTION PRIOR TO EXPIRATION OF TERM. Prior to the Term Expiration, and subject to the rights of any other class of Partnership Units, an election to dissolve the Partnership made by the General Partner, unless Original Class A Limited Partners holding at least five percent (5%) of the Class A Common Units initially issued on the Effective Date to all Original Limited Partners object in writing to such dissolution within thirty (30) days of receiving written notice of such election from the General Partner; or

               (d) JUDICIAL DISSOLUTION DECREE. Entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act.

          Section 13.2 WINDING UP.

               (a) GENERAL. Upon the occurrence of an Event of Dissolution, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or its designee (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

                    (i) First, to the payment and discharge of all of the
               Partnership's debts and liabilities to creditors other than the Partners;

                    (ii) Second, to the payment and discharge of all of the
               Partnership's debts and liabilities to the Partners, pro rata in accordance with amounts owed to each such Partner;

                    (iii) Third, to the payment, with respect to the holders of
               Parity Preferred Units, of a liquidation preference equal to (A) the Series C Stated Value or the Series D Stated Value, as appropriate, and (B) an amount equal to any accumulated but unpaid Series C Preferred Distribution and Series D Preferred Distribution, as appropriate, thereon, whether or not declared, to the date of payment; provided that, if, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of any class or series of such Units as to rights upon liquidation, dissolution or winding-up of the Partnership, all payments of liquidating distributions on such Units shall be made so that the payments on such Units shall in all cases bear to each other the same ratio that the respective rights of such Units upon liquidation, dissolution or winding-up of the Partnership bear to each other; and

                    (iv) The balance, if any, to the General Partner and Limited
               Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

     It is intended that such distributions will result in the Partners receiving aggregate distributions in the order of and equal to the amount of distributions that would have been received if the liquidating distributions were made in accordance with SECTION 5.1. However, if the balances in the Capital Accounts do not result in such intention being satisfied, items of income, gain, loss and deduction will be reallocated among the Partners for the year of the liquidation (and, if necessary and permissible, prior Partnership taxable years) so as to cause the balances in the Capital Accounts to be in the amounts necessary to assure that such result is achieved.

               (b) WHERE IMMEDIATE SALE OF PARTNERSHIP'S ASSETS IMPRACTICAL. Notwithstanding the provisions of SECTION 13.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors).

          Section 13.3 COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS; ALLOWANCE FOR CONTINGENT OR UNFORESEEN LIABILITIES OR OBLIGATIONS. Notwithstanding anything to the contrary in this Agreement, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this ARTICLE XIII to the General Partner and Limited Partners who have positive Capital Accounts (after such Capital Accounts have been adjusted to take into account payments accrued but unpaid as priority returns and return of Stated Value of any Series C or Series D Units) in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) (including any timing requirements therein). In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this
ARTICLE XIII may be: (i) distributed to a liquidating trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. (The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

          Section 13.4 RIGHTS OF LIMITED PARTNERS. Except as specifically provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership. Except as specifically provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of his Capital Contributions, distributions, or allocations.

          Section 13.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the liquidation of the Partnership as provided in SECTION 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Illinois shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

          Section 13.6 REASONABLE TIME FOR WINDING-UP. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to SECTION 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

ARTICLE XIV

                    AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

          Section 14.1   AMENDMENTS.

               (a) GENERAL. To the extent Consent is required of any Partner for an amendment of this Agreement pursuant to SECTIONS 14.1(c) or (d), the General Partner may submit any proposed amendment to the Limited Partners in the manner described in SECTION 15.1 and seek the written consent of the Partners as contemplated by SECTION 14.2(b) or the General Partner may call a meeting of the Partners as contemplated by
          SECTION 14.2 to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than 30 days.

               (b) GENERAL PARTNER'S POWER TO AMEND. Notwithstanding SECTION 14.1(a), the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                    (i) to add to the obligations of the General Partner or
               surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                    (ii) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                    (iii) to set forth the rights, powers, duties, and
               preferences of the holders of any additional Partnership Interests issued pursuant to SECTION 4.2 hereof;

                    (iv) to reflect a change that is of an inconsequential
               nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with material rights of the Limited Partners pursuant to the provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the material rights of the Limited Partners pursuant to the provisions of this Agreement;

                    (v) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law; and

                    (vi) in the event the General Partner or any of its
               Affiliates propose to register the GP Registered Shares, to effect the registration of such securities of the General Partner or any of its Affiliates, including, without limitation, any amendments that may be required by the underwriters of such offering; PROVIDED no such amendment shall relieve the General Partner its obligations under of any written agreement between the General Partner or the Partnership and any individual or group of Limited Partners.

                    (vii) to effect any other amendment for which Consent is not required pursuant to SECTIONS 14.1(c) or (d).

     The General Partner will provide copies of any amendments effected during any Partnership Year to the Limited Partners within 30 days after the adoption of such amendments.

               (c) CONSENT OF ADVERSELY AFFECTED PARTNER REQUIRED. Notwithstanding SECTION 14.1(b) hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) (except as permitted pursuant to SECTION 4.2 or 14.1(b)(iii) hereof and not prohibited by SECTION 4.6) alter rights of the Partner to receive distributions pursuant to
          ARTICLE V or under the provisions of ARTICLE VI, (iv) alter the rights of an Original Class A Limited Partner under SECTIONS 4.6, 10.1, 11.3(a) and (b) or

          11.4, (v) cause the termination of the Partnership prior to the time set forth in SECTIONS 2.4 or 13.1, or (vi) amend SECTION 13.2 or this
          SECTION 14.1(c). Further, no amendment may alter the restrictions on the General Partner's authority set forth in SECTION 7.3 without the Consent specified in that section.

               (d) WHEN CONSENT OF MAJORITY OF LIMITED PARTNERSHIP INTERESTS REQUIRED. Notwithstanding SECTION 14.1(a), (b) or (c) hereof, the General Partner shall not amend (i) SECTIONS 4.2, 4.5, 4.6, 7.5, 7.6, 7.8, 11.2, 11.3, 11.4, 13.1, 13.2 or this SECTION 14.1(d) or the defined terms used in any of those Sections (the amendment of which definitions would adversely affect the rights of Limited Partners holding Class A Common Units) without the Consent of Limited Partners holding a majority of the Class A Common Units then held by Limited Partners (excluding any Units held by the General Partner or an Affiliate of the General Partner) or (ii) SECTIONS 4.5, 7.5, 7.8, 7.9(d) (the proviso clauses only), 10.2, 10.3, 11.2, 13.1, 13.2 or
          14.1 or the defined terms used in any of those Sections, the amendment of which would adversely affect the rights of the Original Class A Limited Partners pursuant to any such Section, without the Consent of Original Class A Limited Partners holding a majority of the Class A Common Units then held by Original Class A Limited Partners, but only if Original Class A Limited Partners could reasonably be expected to be adversely affected by such amendment; provided further, however, that when Original Class A Limited Partners hold in the aggregate less than ______ Class A Common Units [20% of Class A Common Units issued to Original Class A Limited Partners on the Effective Date], the consent rights of Original Class A Limited Partners set forth in clause (ii) of this SECTION 14.1(d) (other than with respect to an amendment of the rights provided in SECTION 14.1(c)) shall no longer be required and shall cease to be in force or effect.

               (e) REGISTRATION AND SALE OF GP REGISTERED SHARES. In the event the General Partner or any of its affiliates propose to register GP Registered Shares, and the General Partner reasonably determines that in connection therewith or in connection with the sale of such GP Registered Shares in an underwritten offering, it is necessary or appropriate to amend a provision of the Agreement for which a Limited Partner's consent is required under SECTION 14.1(c) or (d) and for which such consent has been obtained, each Limited Partner agrees to and shall reasonably and in good faith cooperate with the General Partner to effect any such amendment proposed by the General Partner.

               (f) POWER TO RECONSTITUTE PARTNERSHIP. The General Partner, in its sole discretion, may take such actions, and amend this Agreement in such manner, as it deems reasonable to reconstitute the Partnership as a limited partnership in any other state of the United States of America. The Limited Partners hereby agree to execute and deliver any amendments to this Agreement and any other agreements or documents, such as any merger agreements, reasonably requested by the General Partner to effectuate such reconstitution. Any such reconstitution of the Partnership shall be at the sole cost and expense of the General Partner and may only be undertaken by the General Partner to the extent it does not materially affect the rights and obligations of the Partners.

               (g) MERGERS. For clarity and the avoidance of doubt, any modification, amendment or restatement to this Agreement (or any partnership agreement or similar governing document of a surviving entity if this Partnership is not the surviving entity) pursuant to a merger or consolidation shall be considered an amendment to this Agreement for purposes of this SECTION 14.1, regardless of whether this Partnership or another Person survives after such merger or consolidation.

          Section 14.2   MEETINGS OF THE PARTNERS.

               (a) GENERAL. Meetings of the Partners may be called by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in SECTION 14.2(b) hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests shall control.

               (b) INFORMAL ACTION. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written Consent setting forth the action so taken is signed by Partners holding a majority of the Partnership Units so required for such action (or such other percentage as is expressly required by this Agreement). Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Partners holding a majority of the Partnership Units so required for such action (or such other percentage as is expressly required by this Agreement). Such Consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

               (c) PROXIES. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

               (d) CONDUCT OF MEETING. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                   ARTICLE XV
                               GENERAL PROVISIONS

          Section 15.1 ADDRESSES AND NOTICE. All notices and demands under this Agreement shall be in writing, and may be either delivered personally (which shall include deliveries by courier), by telefax, telex or other wire transmission (with request for assurance of receipt in a manner appropriate with respect to communications of that type, provided that a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses set forth on EXHIBIT A attached hereto, as it may be amended from time to time, and, if to the Partnership, such notices and demands sent in the aforesaid manner must be delivered at its principal place of business set forth above. Unless delivered personally or by telefax, telex or other wire transmission as above (which shall be effective on the date of such delivery or transmission), any notice shall be deemed to have been made three
(3) days following the date so mailed. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Partnership at its office hereinabove set forth.

          Section 15.2 TITLES AND CAPTIONS. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

          Section 15.3 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa and references to "herein" or "hereof" are to the entire Agreement.

          Section 15.4 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

          Section 15.5 BINDING EFFECT. This Agreement shall be binding upon and inure the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

          Section 15.6 WAIVER OF PARTITION. The Partners hereby agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Partnership properties.

          Section 15.7 ENTIRE AGREEMENT. Except as expressly entered into among, or effective between, the parties in writing on the Merger Date, this Agreement constitutes the entire agreement among the parties with respect to the matters contained herein; it supersedes any prior agreements or understandings among them and it may not be modified or amended in any manner other than pursuant to
ARTICLE XIV.

          Section 15.8 SECURITIES LAW PROVISIONS. The Partnership Units have not been registered under the Federal or state securities laws of any state and, therefore, may not be resold unless appropriate Federal and state securities laws, as well as the provisions of ARTICLE XI hereof, have been complied with.

          Section 15.9 REMEDIES NOT EXCLUSIVE. Any remedies herein contained for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

          Section 15.10  TIME.  Time is of the essence of this Agreement.

          Section 15.11 CREDITORS. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

          Section 15.12 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

          Section 15.13 EXECUTION COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

          Section 15.14 APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to the principles of conflicts of law.

          Section 15.15 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          Section 15.16 VOTING LIMITS REGARDING ORGANIC CHANGE. In the event of any subdivision, reclassification, combination or other organic adjustment in the number of Class A Common Units held by Original Class A Limited Partners (for clarity and avoidance of doubt, an organic change does not include changes as a result of exercise of the Put Right, Call Option or an exchange for GP Registered Shares), the amounts set forth in SECTIONS 4.6(d)(i), 11.4(a), and 14.1(d) not expressed as percentages and applicable to consent and other rights of Original Class A Limited Partners shall be adjusted accordingly.

                                  ARTICLE XVI
                                POWER OF ATTORNEY

          Section 16.1   POWER OF ATTORNEY.

               (a) SCOPE. Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney- in-fact, with full power and authority in its name, place and stead to:

                    (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments

               (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Illinois and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, ARTICLE XI, XII or XIII hereof or the Capital Contribution of any Partner; and (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                    (ii) execute, swear to, acknowledge and file all ballots,
               consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

     Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with ARTICLE XIV hereof or as may be otherwise expressly provided for in this Agreement.

               (b) IRREVOCABILITY. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                              [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this as of the date first written above.

                                         GENERAL PARTNER:

                                         HEAD ACQUISITION, L.P.

                                         By:  Head



                                         By:____________________________

                                         LIMITED PARTNERS:

                                         Center Partners, Ltd.

                                         By:  JMB Realty Corporation
                                              General Partner

                                         By: ___________________________
                                         Title: ________________________

                                         Urban-Water Tower Associates

                                         By:  UIDC Holdings, L.P.
                                              General Partner

                                         By:   JMB Realty Corporation
                                               General Partner

                                         By: ___________________________
                                         Title: ________________________

                                         Miami Associates, L.P.

                                         By:  JMB Realty Corporation
                                              General Partner

                                         By: ___________________________
                                         Title: ________________________

                                         Old Orchard Limited Partnership

                                         By:  UIDC Holdings, L.P.
                                              General Partner

                                         By:  JMB Realty Corporation
                                              General Partner

                                         By: ___________________________
                                         Title: ________________________

                                         Butcher Properties, LLC*

                                         By: ___________________________
                                         Title: ________________________

                                         James M. Hietbrink Family Trust*

                                         By: ___________________________
                                                      Trustee

                                         _______________________________
                                         Matthew S. Dominski*

                                         _______________________________
                                         James L. Czech*

                                         Kenwood Plaza Limited Partnership*

                                         By: ___________________________
                                         Title: ________________________

                                         _______________________________
                                         Max Reiswerg*

* May convert and sell all or a portion of Units as part of the tender offer and/or merger involving Urban Shopping Centers, Inc.

                                   EXHIBIT A
                       PARTNERS AND PARTNERSHIP INTERESTS

                                                 Name and Address of
                                                   Limited Partner                                            Percentage
Name and Address of Partner                          Representative            Partnership Units               Interest(1)
---------------------------                      -------------------           -----------------               ---------
Head Acquisition, L.P.                                                       33,054,128 Class A                94.4404%
                                                                             Common Units

Center Partners, Ltd.                                                        692,784 Class A                   1.9794%
900 N. Michigan Ave.                                                         Common Units
Chicago, Illinois  60611

Urban-Water Tower Associates                                                 388,003 Class A                   1.1086%
900 N. Michigan Ave.                                                         Common Units
Chicago, Illinois  60611

Miami Associates, L.P.                                                       39,709 Class A                    0.1134%
900 N. Michigan Ave.                                                         Common Units
Chicago, Illinois  60611

Old Orchard Limited Partnership                                              714,321 Class A                   2.0409%
900 N. Michigan Ave.                                                         Common Units
Chicago, Illinois  60611

Butcher Properties, LLC*                                                     10,919 Class A                    0.0312%
400 Emerald Bay                                                              Common Units
Laguna Beach, California  92651

James M. Hietbrink Family Trust*                                             10,919 Class A                    0.0312%
587 San Nicolas Drive, Suite 450                                             Common Units
Newport Beach, California  92660

Matthew S. Dominski*                                                         17,384 Class A                    0.0497%
1015 Sunset Road                                                             Common Units
Winnetka, Illinois  60093


-------------------
(1) The Partnership Units and Percentage Interests may be re-allocated as among the Limited Partners holding Class A Common Units so long as the aggregate number of Partnership Units owned by such Partners does not change.

James L Czech*                                                               13,690 Class A                    0.0391%
900 West Deerpath Road                                                       Common Units
Lake Forest, Illinois  60045

Kenwood Plaza Limited Partnership*                                           57,876 Class A                    0.1654%
1000 Potomac Street, N.W., Suite 200                                         Common Units
Washington, DC.  20007

Max Reiswerg*                                                                267 Class A                       0.0007%
900 N. Michigan Ave.                                                         Common Units
Chicago, Illinois  60611

Meadowbrook Equity Fund II, LLC                                              800,000 Series C                  Not Applicable
Bessemer Trust Company, N.A.                                                 Preferred Units
630 Fifth Avenue
New York, New York  10111

Belair Real Estate Corporation                                               1,000,000 Series D                Not Applicable
C/o Eaton Vance Management                                                   Preferred Units
The Eaton Vance Building
255 State Street
Boston, Massachusetts  02109

Belcrest Realty Corporation                                                  2,400,000 Series D                Not Applicable
C/o Eaton Vance Management                                                   Preferred Units
The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109

          *May convert and sell all or a portion of Units as part of the tender offer and/or merger involving Urban Shopping Centers, Inc., in which case the amount of Class A Common Units held by each remaining Partner shall be adjusted accordingly, and the Percentage Interest of each remaining Partner shall be recomputed.

                                   EXHIBIT B
                AGREED VALUE OF PROPERTY AS OF THE EFFECTIVE DATE


PROPERTY:                                              AGREED VALUE (IN 000S):
--------                                               ----------------------

Oakbrook Center
Old Orchard Center
The Galleria
Fox Valley Center
Hawthorn Center
MainPlace
Galleria at Roseville
Citrus Park Town Center
Woodland Hills Mall
Wolfchase Galleria
Penn Square Mall
Brandon TownCenter
Miami International Mall
Coral Square Mall
Century City Shopping Center
Water Tower Place
San Francisco Shopping Centre
Copley Place
Streets at Southpoint
The Plaza at Citrus Park
The Plaza at Brandon TownCenter
Sawmill Plaza
New York Square
Westheimer Triangle
Valencia Town Center
Brandon Land
Hawthorn Theatre
South Alabama (expansion land for Houston Galleria)
Bed, Bath & Beyond Parcel adjacent to Wolfchase
  Galleria
Bed, Bath & Beyond Parcel adjacent to
Brandon TownCenter
Thomasville Furniture Parcel adjacent to
Brandon TownCenter

                                                    ---------------
                                                    $3,337,381,000
                                                    ===============

                                   EXHIBIT C
                           FORM OF UNIT CERTIFICATION

                NON-NEGOTIABLE, NON-TRANSFERABLE, NON-ASSIGNABLE

                          URBAN SHOPPING CENTERS, L.P.

     The undersigned hereby acknowledges that Units in Urban Shopping Centers, L.P., a limited partnership (the "Partnership") organized under the Revised Uniform Limited Partnership Act of the State of Illinois, are registered on the records of said Partnership in the amount and in the type set forth below:


                                            Taxpayer
Certificate    Social Security Number    Identification              Number
  Number       and Name and Address          Number        Type     of Units
-----------    ----------------------    --------------    ----     --------

     This Certificate is issued solely to evidence that the above number of Units stands in the name of such Holder of Units, as of the date hereof pursuant to the Partnership's Third Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement"), and does not grant or carry with it any rights to the income, profit or assets of the Partnership all such rights being derived solely from the Partnership Agreement. This document is NON-NEGOTIABLE, NON-TRANSFERABLE and NON-ASSIGNABLE. Assignment of Units can only be accomplished in accordance with the procedure set forth in the Partnership Agreement, and such assignment is subject to certain limitations contained in Article XI of the Partnership Agreement, and any substitution of any assignee of Units as a Limited Partner of the Partnership shall be subject to the consent of the General Partner which consent may be granted or withheld in its sole discretion. THIS DOCUMENT IS NOT A SECURITY UNDER THE APPLICABLE PROVISIONS OF THE UNIFORM COMMERCIAL CODE, AND NEGOTIATION, TRANSFER OR ASSIGNMENT OF THESE INTERESTS CANNOT BE ACCOMPLISHED BY ANY ATTEMPT TO NEGOTIATE, TRANSFER OR ASSIGN THIS CERTIFICATE. Copies of the Partnership Agreement may be obtained from the General Partner by contacting Urban Shopping Centers, L.P., 900 North Michigan Avenue, Suite 1500, Chicago, Illinois 60611,
Attention: __________________________.

     THE PARTNERSHIP UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED ABSENT REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.

                            ______________________, L.P., General Partner

                            By: ___________________________
                                     its general partner

                            By: ___________________________
                            Name:__________________________
                            Title:_________________________

                                   EXHIBIT A
               MERGER DATE CASH DISTRIBUTIONS AND RECLASSIFICATION
                 OF LIMITED PARTNERSHIP INTERESTS ON MERGER DATE

                                  CLASS OF LIMITED
                                    PARTNERSHIP          UNITS HELD                                  CLASS A COMMON
            NAME OF                  INTEREST            IMMEDIATELY          MERGER DATE              UNITS HELD
        LIMITED PARTNER        POST-RECLASSIFICATION  BEFORE THE MERGER      DISTRIBUTION1       POST-RECLASSIFICATION(1)
        ---------------        ---------------------  -----------------      -------------       ------------------------
Center Partners, Ltd.          Class A Common Units        3,827,672          $157,810,608                692,784

Urban-Water Tower Associates   Class A Common Units        2,177,088           $89,984,688                388,003

Miami Associates, L.P.         Class A Common Units          127,277            $4,623,744                 39,709

Old Orchard Limited            Class A                     1,018,182           $22,149,360                714,321
Partnership                    Common Units

Butcher Properties, LLC*       Class A                        42,552            $1,634,016                 10,919
                               Common Units
James M. Hietbrink Family      Class A                        42,552            $1,634,016                 10,919
Trust*                         Common Units

Matthew S. Dominski*           Class A                        67,747            $2,601,504                 17,384
                               Common Units
James L. Czech*                Class A                        53,352            $2,048,736                 13,690
                               Common Units

Kenwood Plaza Limited          Class A                       225,542            $8,660,832                 57,876
Partnership*                   Common Units

Max Reiswerg*                  Class A                         1,042               $40,032                    267
                               Common Units          ---------------     -----------------     ------------------


Total                                                      7,583,006          $291,187,536              1,945,872
                                                     ===============     =================     ==================

         (1) The "Merger Date Distribution" and/or the "Class A Common Units Held Post-Reclassification" may be re-allocated as among the holders of the Class A Common Units so long as the aggregate "Merger Date Distribution" and/or "Class A Common Units Held Post-Reclassification," as the case may be, does not change.

         * May convert and sell all or a portion of Units as part of the tender offer and/or merger involving Urban Shopping Centers, Inc., in which case the "Units Held Immediately Before the Merger, " the "Merger Date Distribution" and the "Class A Common Units Held Post-Reclassification" shall be recomputed.

                                     EXHIBIT E

                               RESTRICTED PROPERTIES

     1. The so-called "Central Area" portion of the property commonly referred to as "Copley Place," comprised of a two-level indoor shopping center, four office towers, below-ground parking, and the adjacent Dartmouth Street garage, located in Boston, Massachusetts.

     2. The property commonly referred to as "Old Orchard Center," an open-air regional shopping center and seven-story professional building located in Skokie, Illinois.

     3. The office, retail, and garage portion of the property commonly referred to as "Water Tower Place," comprised of an eight-level indoor retail mall, with one floor of office space, and a four-level below-grade parking structure, located in Chicago, Illinois.

     4. The property commonly referred to as "MainPlace," a two-level enclosed regional mall located in Santa Ana, California, subject to certain rights of affiliates of JMB Realty Corporation and interests associated with Segerstrom to construct an office building and/or a hotel in certain defined areas.

                                  EXHIBIT F-1
                            SERIES C PREFERRED UNITS

     (a) DESIGNATION AND NUMBER. The Partnership has issued 800,000 Series C Cumulative Redeemable Preferred Units (the "Series C Preferred Units"), which shall be Limited Partnership Interests and shall be a separate class thereof. The number and holders of the Series C Preferred Units issued and outstanding on the Merger Date are as set forth on Exhibit A hereto.

     (b) RANK. The Series C Preferred Units shall, with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both, rank senior to all other classes or series of Partnership Interests now or hereafter authorized, issued or outstanding, other than any class or series of Partnership Interests now or hereafter authorized and issued and expressly designated in accordance with the Partnership Agreement as ranking on a parity with or senior to the Series C Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both. The Series C Preferred Units rank on a parity, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, with the Series D Preferred Units of the Partnership.

     As used in this EXHIBIT F-1, the following terms are defined as follows:

          "Parity Preferred Units" shall be used to refer to any class or series of Partnership Interests now or hereafter authorized, issued or outstanding that are expressly designated by the Partnership to rank on a parity with Series C Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both, as the context may require, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or conversion rights or exchange rights shall be different from those of the Series C Preferred Units, and shall include, without limitation, the Series D Preferred Units of the Partnership.

          "Priority Return" shall mean, with respect to the Series C Preferred Units, an amount equal to 9 1/8% per annum, determined on the basis of a 360-day year of twelve 30-day months (or actual days for any month that is shorter than a full monthly period), cumulative to the extent not distributed for any given distribution period, of the Stated Value of the Series C Preferred Units, commencing on the date of issuance of such Series C Preferred Units, and, with respect to the other Parity Preferred Units, the amount set forth in the respective amendment of this Agreement establishing the terms of such other Parity Preferred Units.

          "PTP" shall mean a "publicly traded partnership" within the meaning of
     Section 7704 of the Code.

          "Senior Preferred Units" shall be used to refer to any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding that are expressly designated by the Partnership to rank senior to Series C Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or


                                      F-1-1
     dissolution of the Partnership, or both, as the context may require, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or conversion rights or exchange rights shall be different from those of the Series C Preferred Units.

          "Stated Value" shall mean, with respect to the Series C Preferred Units, an amount equal to $50.00 per Series C Preferred Unit, the original Capital Contribution per Series C Preferred Unit, and, with respect to the other Parity Preferred Units, the amounts set forth in the respective amendment of this Agreement establishing the terms of such other Parity Preferred Units.

     (c)  DISTRIBUTIONS.

          (i) PAYMENT OF DISTRIBUTIONS. Subject to the rights of holders of Senior Preferred Units and Parity Preferred Units, if any, holders of Series C Preferred Units shall be entitled to receive, when, as and if authorized and declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 9 1/8% of the Stated Value of the Series C Preferred Units (the "Series C Preferred Distribution"). Such distributions shall be cumulative, shall accrue from the original date of issuance and all distributions accrued to the scheduled date of payment shall be payable in cash (A) quarterly in arrears, on or before March 15, June 15, September 15 and December 15 of each year commencing on September 15, 1999 and, (B) in the event of (1) an exchange of Series C Preferred Units into Series C Exchanged Units, or (2) a redemption of Series C Preferred Units, on the exchange date or redemption date, as applicable (each a "Preferred Unit Distribution Payment Date"). The amount of the distribution payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months and the amount of the distribution payable on the initial Preferred Unit Distribution Payment Date and for any other period shorter or longer than a full quarterly period for which distributions are computed shall be computed on the basis of the actual number of days elapsed. If any date on which distributions are to be made on the Series C Preferred Units is not a Business Day, then payment of the distribution to be made on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series C Preferred Units shall be made to the holders of record of the Series C Preferred Units on the relevant record dates to be fixed acting through the General Partner, which record dates shall be not more than 60 days prior to the relevant Preferred Unit Distribution Payment Date (each, a "Preferred Unit Partnership Record Date").

          (ii) LIMITATION ON DISTRIBUTIONS. No distribution on the Series C Preferred Units shall be declared or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership relating to its indebtedness (other than any agreement with a holder of Partnership Interests or an Affiliate thereof), prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.


                                      F-1-2

Nothing in this SECTION (c)(ii) shall be deemed to modify or in any manner limit the provisions of SECTIONS (c)(iii) or (c)(iv) hereof.

          (iii) DISTRIBUTIONS CUMULATIVE. Distributions on the Series C Preferred Units shall accrue whether or not the terms and provisions of any agreement of the Partnership (including any agreement relating to its indebtedness) at any time prohibit the current payment of distributions, whether or not (A) the Partnership has earnings, (B) there are funds legally available for the payment of such of such distributions and (C) such distributions are authorized. Accrued but unpaid distributions on the Series C Preferred Units shall accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Unit Distribution Payment Date, to holders of record of the Series C Preferred Units on the record date fixed by the Partnership acting through the General Partner, which date shall be not more than 45 days prior to the payment date. Accumulated and unpaid distributions shall not bear interest.

          (iv) PRIORITY AS TO DISTRIBUTIONS.

               (A) So long as any Series C Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interests of the Partnership ranking junior to the Series C Preferred Units with respect to distributions (collectively, "Junior Units"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred Units, any Parity Preferred Units with respect to distributions or any Junior Units (other than for purposes of an employee incentive or benefit plan of the Partnership or any of its Subsidiaries), unless, in each case, all distributions accumulated on all Series C Preferred Units and all classes and series of outstanding Parity Preferred Units with respect to distributions have been paid in full or declared and set apart for payment. The foregoing sentence shall not prohibit (1) distributions payable solely in Junior Units or in options, warrants or rights to subscribe or purchase Junior Units, (2) the conversion of Junior Units or Parity Preferred Units into Junior Units, or (3) the redemption of Partnership Interests pursuant to the Partnership Agreement to the extent required to preserve the General Partner's or any of its Members', as applicable, status as a real estate investment trust.

               (B) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series C Preferred Units, all distributions authorized and declared on the Series C Preferred Units and on all classes or series of outstanding Parity Preferred Units with respect to distributions shall be authorized and declared so that the amount


                                      F-1-3
                    of distributions authorized and declared per Series C Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series C Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units does not have cumulative distribution rights) bear to each other.

          (v) NO FURTHER RIGHTS. Holders of Series C Preferred Units shall not be entitled to any distributions, whether payable in cash, units, other property or otherwise, in excess of the full cumulative distributions described herein.

     (d)  LIQUIDATION PREFERENCE.

          (i) PAYMENT OF LIQUIDATING DISTRIBUTIONS. Subject to the rights of holders of Senior Preferred Units and Parity Preferred Units with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, the holders of Series C Preferred Units shall be entitled to receive out of the assets of the Partnership legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Partnership, but before any payment or distributions of the assets shall be made to holders of units that rank junior to the Series C Preferred Units with respect to rights upon liquidation, dissolution or winding-up of the Partnership, an amount equal to the sum of (A) a liquidation preference equal to the Stated Value of such Series C Preferred Units, and (B) any accumulated and unpaid Priority Return thereon, whether or not declared, to the date of payment. If, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series C Exchanged Units and any Parity Preferred Units with respect to rights upon liquidation, dissolution or winding-up of the Partnership, all payments of liquidating distributions on the Series C Preferred Units and such Parity Preferred Units shall be made so that the payments on the Series C Preferred Units and such Parity Preferred Units shall in all cases bear to each other the same ratio that the respective rights of the Series C Preferred Unit and such other Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Partnership bear to each other.

          (ii) NOTICE. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

          (iii) NO FURTHER RIGHTS. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.


                                      F-1-4

          (iv) CONSOLIDATION, MERGER OR CERTAIN OTHER TRANSACTIONS. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the General Partner or the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) or a statutory share exchange of the General Partner shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

     (e)  OPTIONAL REDEMPTION.

          (i) RIGHT OF OPTIONAL REDEMPTION. The Series C Preferred Units may not be redeemed prior to the fifth anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series C Preferred Units, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holder of Series C Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this SECTION (e) will be permitted if the Redemption Price does not equal or exceed the Stated Value per Series C Preferred Unit and all accrued and unpaid distributions thereon to the redemption date. If fewer than all of the outstanding Series C Preferred Units are to be redeemed, the Series C Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

          (ii) LIMITATION ON REDEMPTION. The Partnership may not redeem fewer than all of the outstanding Series C Preferred Units unless all accumulated and unpaid distributions have been paid or declared and set apart for payment on all Series C Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

          (iii) NOTICE OF REDEMPTION. Notice of redemption will be mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series C Preferred Units to be redeemed at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series C Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (A) the redemption date, (B) the Redemption Price, (C) the aggregate number of Series C Preferred Units to be redeemed and if fewer than all of the outstanding Series C Preferred Units are to be redeemed, the number of Series C Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the total number of outstanding Series C Preferred Units held by such holder) of the aggregate number of Series C Preferred Units to be redeemed, and (D) the place or places where certificates representing such Series C Preferred Units are to be surrendered for payment of the Redemption Price.

          (iv) PROCEDURES FOR REDEMPTION. If the Partnership gives a notice of redemption in respect of Series C Preferred Units (which notice will be irrevocable) then the Partnership's obligation to make available the redemption price shall be deemed fulfilled if, on or before the redemption date, the Partnership pays each holder of Series C Preferred Units in cash


                                      F-1-5
directly or the Partnership deposits irrevocably in trust for the benefit of the Series C Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price with irrevocable instructions and authority to pay such Redemption Price to the holders of the Series C Preferred Units upon surrender of the Series C Preferred Units by such holders at the place designated in the notice of redemption. If the Series C Preferred Units are evidenced by a certificate and if fewer than all Series C Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series C Preferred Units, evidencing the unredeemed Series C Preferred Units without cost to the holder thereof. On and after the redemption date, (A) distributions shall cease to accumulate on the Series C Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof, (B) such units shall no longer be deemed to be outstanding and (C) all rights of the holders thereof as holders of Series C Preferred Units shall cease (except the right to receive the redemption price and any accumulated and unpaid distributions), unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series C Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with he same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series C Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     (f)  VOTING RIGHTS.

          (i) GENERAL. Holders of the Series C Preferred Units shall not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as otherwise expressly set forth in the Partnership Agreement and except as set forth below.

          (ii) CERTAIN VOTING RIGHTS. So long as any Series C Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Units outstanding at the time (A) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking senior to the Series C Preferred Units with respect to distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests of the Partnership into any such Partnership Interests, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such Partnership Interests; provided, however, that no such vote of the holders of the Series C Preferred Units shall be required if, at or prior to the time when such action is to take effect, the Partnership provides for the redemption of all of the Series C Preferred Units then outstanding, (B) authorize or create, or increase the authorized or issued amount of, any Parity Preferred Units or reclassify any Partnership Interest of the Partnership into any such Parity Preferred Units or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Parity Preferred Units but only to the extent such Parity Preferred Units are issued to JMB Realty Corporation or any of its Affiliates, other than the General Partner to the extent the issuance of such interests was to allow


                                      F-1-6
the General Partner to issue corresponding preferred stock to persons other than JMB Realty Corporation or any of its Affiliates (provided that the Partnership may issue Parity Preferred Units corresponding to convertible preferred stock issued by the General Partner or any Member thereof in a public offering to JMB Realty Corporation and its Affiliates up to the extent necessary for JMB Realty Corporation and its Affiliates to maintain their percentage ownership of the General Partner's or any Members' common stock on a fully diluted basis) or (C) amend, alter or repeal the provisions of the Partnership Agreement, in a manner that would materially and adversely affect the powers, rights, preferences, privileges or voting power of the Series C Preferred Units or the holders thereof; provided, however, that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking either (1) junior to te Series C Preferred Units with respect to distributions and rights upon liquidation, dissolution or winding-up, or (2) on a parity with the Series C Preferred Units with respect to distributions and rights upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the holders of Series C Preferred Units shall be required in such case.

     (g)  TRANSFER RESTRICTIONS.

          (i) The Series C Preferred Units shall be subject to the provisions of
Article 11 of the Partnership Agreement.

          (ii) No transfer of the Series C Preferred Units may be made without the consent of the General Partner, which consent may be given or withheld in its sole and absolute discretion.

     (h)  EXCHANGE RIGHTS.

          (i)  RIGHT TO EXCHANGE.

               (A) Series C Preferred Units shall be exchangeable in whole or in part at any time on or after May 27, 2009, at the option of the holders thereof, for Series C Exchanged Units at an exchange rate of one Series C Exchanged Unit for one Series C Preferred Unit, subject to adjustment as described below (the "Series C Exchange Price"), provided that the Series C Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of Series C Preferred Units for Series C Exchanged Units if (1) at any time full distributions shall be in arrears on any Series C Preferred Unit with respect to six prior quarterly distribution periods, whether or not consecutive, or (2) upon receipt by a holder or holders of Series C Preferred Units of (I) notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (II) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters,


                                      F-1-7
                    addressed to a holder or holders of Series C Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series C Preferred Units may be exchanged for Series C Exchanged Units, in whole or in part, at the option of any holder prior to the tenth anniversary of the issuance date and after the third anniversary thereof if such holder of a Series C Preferred Units shall deliver to the General Partner either (A) a private ruling letter addressed to such holder of Series C Preferred Units or (B) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series C Preferred Units at such earlier time would not cause the Series C Preferred Units tobe considered "stock and securities" within the meaning of Section 351(e) of the Code, for purposes of determining whether the holder of such Series C Preferred Units is an "investment company" under
                    Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series C Preferred Units may be exchanged in whole or in part for Series C Exchanged Units at any time after the date hereof, if both (AA) the holder thereof concludes based on results or projected results that there exists (in the reasonable judgment of the holder) an imminent and substantial risk that the holder's interest in the Partnership does or will represent more than 19.5% of the total profits or capital interests in the Partnership (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)) for a taxable year, and
                    (BB) the holder delivers to the General Partner an opinion of nationally recognized independent counsel to the effect that there is an imminent and substantial risk that the holder's interest in the Partnership does or will represent more than 19.5% of the total profits or capital interests in the Partnership (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)) for a taxable year.

               (B) Notwithstanding anything to the contrary set forth in SECTION (h)(i)(A) or (h)(i)(C) hereof, if a Series C Exchange Notice (as defined below) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series C Preferred Units for cash in an amount equal to the Stated Value per Series C Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series C Preferred Units for cash pursuant to this SECTION (h)(i)(B) by giving each holder of record of Series C Preferred Units notice of its election to redeem for cash, within five Business Days after receipt of the Exchange


                                      F-1-8

                    Notice, by registered mail, postage paid, at the address of each holder set forth in the records of the Partnership stating (1) the redemption date, which shall be no later than 60 days following the receipt of the Exchange Notice,
                    (2) the redemption price, (3) the place or places where the Series C Preferred Units are to be surrendered for payment of the redemption price, and (4) the aggregate number of Series C Preferred Units to be redeemed, and if fewer than all of the outstanding Series C Preferred Units are to be redeemed, the number of Series C Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the total number of outstanding Series C Preferred Units held by such holder) of the aggregate number of Series C Preferred Units being redeemed.

               (C) Upon the occurrence of an event giving rise to exchange rights pursuant to SECTION (h)(i)(A) hereof, in the event an exchange of all or a portion of Series C Preferred Units pursuant to SECTION (h)(i)(A) hereof would violate the Ownership Limitation of the General Partner, the General Partner shall give written notice thereof to each holder of record of Series C Preferred Units, within five Business Days following receipt of the Exchange Notice, by registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series C Preferred Units shall be entitled to exchange, pursuant to the provision of SECTION (h)(ii) hereof, a number of Series C Preferred Units which would comply with the Ownership Limitation of the General Partner and any Series C Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the Stated Value per Excess Unit and all accrued and unpaid distributions thereon to the date of redemption. The written notice of the General Partner shall state (1) the number of Excess Units held by such holder, (2) the redemption price, (3) the redemption date, which date shall be no later than 60 days following the receipt of the Exchange Notice, and (4) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price. If an exchange would result in Excess Units, as a condition to such exchange, each holder of such Excess Units agrees to provide representations and covenants reasonably requested by the General Partner relating to (I) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to own in excess of 9.8% of the Equity Securities of the General Partner; (II) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates and (III) any other information


                                      F-1-9
                    required by the limited partnership agreement or limited partnership certificate or other equivalent organizational documents of the General Partner.

               (D) The redemption of Series C Preferred Units described in SECTIONS (h)(i)(B) and (C) hereof shall be subject to the provisions of SECTION (e)(ii) hereof; provided, however, that for purposes hereof the term "Redemption Price" in SECTION (e)(ii) hereof shall be read to mean the Stated Value per Series C Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

          (ii) PROCEDURE FOR EXCHANGE.

               (A) Any exchange shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the holder who is exercising such exchange right, by certified mail, postage prepaid. Upon request of the General Partner, such holder delivering the Exchange Notice shall provide to the General Partner in writing such information as the General Partner may reasonably request to determine whether any portion of the exchange by the delivering holder will result in the violation of the Ownership Limitation of the General Partner. The exchange of Series C Preferred Units, or a specified portion thereof, may be effected after the fifth Business Day following receipt by the General Partner of the Exchange Notice and such requested information by delivering certificates, if any, representing such Series C Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series C Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is located at 900 N. Michigan Avenue, Suite 1500, Chicago, IL 60611. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series C Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any Series C Exchanged Units issued pursuant to this SECTION (h) shall be delivered as Series C Exchanged Units which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the limited partnership certificate or limited partnership agreement or other equivalent organizational documents of the General Partner, Securities Act and relevant state securities or blue sky laws.


                                     F-1-10

               (B) In the event of an exchange of Series C Preferred Units for Series C Exchanged Units, an amount equal to the accrued and unpaid distributions that are not paid pursuant to SECTION
                    (c)(i) hereof, whether or not declared, to the date of exchange on any Series C Preferred Units tendered for exchange shall (1) accrue and be payable by the General Partner from and after the date of exchange on the Series C Exchanged Units into which such Series C Preferred Units are exchanged, and (2) continue to accrue on such Series C Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series C Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series C Preferred Unit that was validly exchanged into Series C Exchanged Units pursuant to this section (other than the General Partner now holding such Series C Preferred Unit), receive a distribution out of Available Cash of the Partnership with respect to any Series C Preferred Units so exchanged.

               (C) Fractional Series C Exchanged Units shall not be issued upon exchange but, in lieu thereof, the General Partner shall pay a cash adjustment based upon the fair market value of the Series C Exchanged Units on the day prior to the exchange date as determined in good faith by the general partner of the General Partner.

          (iii)     ADJUSTMENT OF EXCHANGE.

               (A) The Series C Exchange Price is subject to adjustment upon certain events, including, (1) subdivisions, combinations and reclassification of the Series C Exchanged Units, and
                    (2) distributions to all holders of the Series C Exchanged Units of evidences of indebtedness of the General Partner or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to the Series C Exchanged Units).

               (B) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock (or other Equity Securities) or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series C Exchanged Units will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series C Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any


                                     F-1-11
                    combination thereof) upon the consummation of such transaction by a holder of that number of the Series C Exchanged Units or fraction thereof into which one
                    Series C Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     (i) NO CONVERSION RIGHTS. The holders of the Series C Preferred Units shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Partnership.

     (j) NO SINKING FUND. No sinking fund shall be established for the retirement or redemption of the Series C Preferred Units.


                                     F-1-12

                                   EXHIBIT F-2
                            SERIES D PREFERRED UNITS

     (a) DESIGNATION AND NUMBER. A series of Partnership Units in the Partnership designated as the "9.45% Series D Cumulative Redeemable Preferred Units" (the "Series D Preferred Units") has been established by the Partnership. The Series D Preferred Units shall be Limited Partnership Interests and shall be a separate class thereof. The number and holders of the Series D Preferred Units issued and outstanding on the Merger Date are as set forth on EXHIBIT A hereto.

     (b) RANK. The Series D Preferred Units shall, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank senior to all other classes or series of Partnership Interests now or hereafter authorized, issued or outstanding, other than any class or series of Partnership Interests now or hereafter authorized and issued and expressly designated in accordance with the Partnership Agreement as ranking on a parity with or senior to the Series D Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both. The Series D Preferred Units rank on a parity, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, with the Series C Preferred Units of the Partnership.

     As used in this EXHIBIT F-2, the following terms are defined as follows:

          "Parity Preferred Units" shall be used to refer to any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding that are expressly designated by the Partnership to rank on a parity with Series D Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or conversion rights or exchange rights shall be different from those of the Series D Preferred Units, and shall include, without limitation, the Series C Preferred Units.

          "Priority Return" shall mean, with respect to the Series D Preferred Units, an amount equal to 9.45% per annum, determined on the basis of a 360 day year of twelve 30 day months (and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable shall be computed based on the ratio of the actual number of days elapsed in such period to 90 days), cumulative to the extent not distributed for any given distribution period pursuant to Section 5.1 of the Partnership Agreement, of the Stated Value of the Series D Preferred Units, commencing on the date of issuance of such Series D Preferred Units, and, with respect to the other Parity Preferred Units, the amount set forth in the respective amendment of the Partnership Agreement establishing the terms of such other Parity Preferred Units.

          "PTP" shall mean a "publicly traded partnership" within the meaning of
     Section 7704 of the Code.


                                     F-2-1

          "Senior Preferred Units" shall be used to refer to any class or series of Partnership Interests of the Partnership hereafter authorized, issued or outstanding that are expressly designated by the Partnership to rank senior to Series D Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or conversion rights or exchange rights shall be different from those of the Series D Preferred Units.

          "Stated Value" shall mean, with respect to the Series D Preferred Units, an amount equal to the original Capital Contribution per Series D Preferred Unit of $25.00, and, with respect to the other Parity Preferred Units, the amounts set forth in the respective amendment of the Partnership Agreement establishing the terms of such other Parity Preferred Units.

     (c)  DISTRIBUTIONS.

          (i) PAYMENT OF DISTRIBUTIONS. Subject to the rights of holders of Senior Preferred Units and Parity Preferred Units, if any, holders of Series D Preferred Units shall be entitled to receive, when, as and if authorized and declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 9.45% of the Stated Value of the Series D Preferred Units (the "Series D Preferred Distribution"). Distributions shall be cumulative, shall accrue from the original date of issuance and all distributions accrued to the scheduled date of payment shall be payable in cash (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on and including the dates specified in this sentence and not calendar year quarters) in arrears, on March 15, June 15, September 15 and December 15 of each year commencing on December 15, 1999 (with the first such payment to include the amount accrued from the period commencing October 1, 1999 and ending December 15, 1999) and, (B) in the event of (1) an exchange of Series D Preferred Units into Series D Exchanged Units, or (2) a redemption of Series D Preferred Units, on the exchange date or redemption date, as applicable (each a "Preferred Unit Distribution Payment Date"). The amount of the distribution payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months, and the amount of the distribution payable on the initial Preferred Unit Distribution Payment Date and for any period shorter than a full quarterly period for which distributions are computed shall be computed based on the ratio of the actual number of days elapsed in such quarterly period to 90 days. If any date on which distributions are to be made on the Series D Preferred Units is not a Business Day, then payment of the distribution to be made on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series D Preferred Units shall be made to the holders of record of the Series D Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall be not more than 60 days prior to the relevant Preferred Unit Distribution Payment Date.

          (ii) LIMITATION ON DISTRIBUTIONS. No distribution on the Series D Preferred Units shall be declared or paid or set apart for payment by the Partnership at such time as the


                                      F-2-2
terms and provisions of any agreement of the Partnership relating to its indebtedness (other than any agreement with a holder of Partnership Interests or an Affiliate thereof), prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this SECTION (c)(ii) shall be deemed to modify or in any manner limit the provisions of SECTIONS (c)(iii) or (c)(iv).

          (iii) DISTRIBUTIONS CUMULATIVE. Distributions on the Series D Preferred Units shall accrue whether or not (A) the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, (B) the Partnership has earnings, (C) there are funds legally available for the payment of such distributions and (D) such distributions are authorized and declared. Accrued but unpaid distributions on the Series D Preferred Units shall accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Unit Distribution Payment Date to holders of record of the Series D Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall be not more than 45 days prior to the payment date. Accumulated and unpaid distributions shall not bear interest.

          (iv) PRIORITY AS TO DISTRIBUTIONS.

               (A) So long as any Series D Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interests of the Partnership ranking junior to the Series D Preferred Units with respect to distributions (collectively, "Junior Units"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series D Preferred Units, any Parity Preferred Units with respect to distributions or any Junior Units (other than Junior Units for purposes of an employee incentive or benefit plan of the Partnership, the General Partner or any of their respective Subsidiaries), unless, in each case, all distributions accumulated and payable on all Series D Preferred Units and all classes and series of outstanding Parity Preferred Units with respect to distributions have been paid in full or declared and irrevocably deposited in trust for immediate payment. Without limiting Section (f) hereof, the foregoing sentence shall not prohibit (1) distributions payable solely in Junior Units or in options, warrants or rights to subscribe or purchase Junior Units, (2) the conversion of Junior Units or Parity Preferred Units into Junior Units, or
                    (3) the redemption of Partnership Interests pursuant to the Partnership Agreement to the extent required to preserve the General Partner's or any of its Members', as applicable, status as a real estate investment trust.


                                      F-2-3

               (B) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for immediate payment) upon the Series D Preferred Units, all distributions authorized and declared on the Series D Preferred Units and all classes or series of outstanding Parity Preferred Units with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per Series D Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series D Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units does not have cumulative distribution rights) bear to each other.

          (iv) NO FURTHER RIGHTS. Holders of Series D Preferred Units shall not be entitled to any distributions, whether payable in cash, units, other property or otherwise, in excess of the full cumulative distributions described herein.

     (d)  LIQUIDATION PREFERENCE.

          (i) PAYMENT OF LIQUIDATING DISTRIBUTIONS. Subject to the rights of holders of Senior Preferred Units and Parity Preferred Units with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, the holders of Series D Preferred Units shall be entitled to receive out of the assets of the Partnership legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Partnership, but before any payment or distributions of the assets shall be made to holders of units that rank junior to the Series D Preferred Units with respect to rights upon liquidation, dissolution or winding-up of the Partnership, an amount equal to the sum of (A) a liquidation preference equal to their positive Capital Account balances determined after taking into account all Capital Account adjustments for the Partnership taxable year in which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section (d)) and (B) any accumulated and unpaid Priority Return thereon, whether or not authorized or declared, to the date of payment. If, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series D Preferred Units and any Parity Preferred Units with respect to rights upon liquidation, dissolution or winding-up of the Partnership, all payments of liquidating distributions on the Series D Preferred Units and such Parity Preferred Units shall be made so that the payments on the Series D Preferred Units and such Parity Preferred Units shall in all cases bear to each other the same ratio that the respective rights of the Series D Preferred Units and such other Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Partnership bear to each other.


                                      F-2-4

          (ii) NOTICE. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

          (iii) NO FURTHER RIGHTS. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.

          (iv) CONSOLIDATION, MERGER OR CERTAIN OTHER TRANSACTIONS. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner or the Partnership to, or the consolidation or merger or other business combination of the General Partner or the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) or a statutory share exchange of the General Partner shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

     (e)  OPTIONAL REDEMPTION.

          (i) RIGHT OF OPTIONAL REDEMPTION. Without limiting SECTION (h)(i)(B) or (C) hereof, the Series D Preferred Units may not be redeemed prior to the fifth anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series D Preferred Units, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holders of Series D Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this SECTION (e) will be permitted if the Redemption Price does not equal or exceed the Stated Value per Series D Preferred Unit and all accrued and unpaid distributions thereon to the redemption date. If fewer than all of the outstanding Series D Preferred Units are to be redeemed, the Series D Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

          (ii) LIMITATION ON REDEMPTION. The Partnership may not redeem fewer than all of the outstanding Series D Preferred Units unless all accumulated and unpaid distributions have been paid or declared and irrevocably deposited in trust for immediate payment on all Series D Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

          (iii) NOTICE OF REDEMPTION. Notice of redemption will be mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series D Preferred Units to be redeemed at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series D Preferred Units except as to the holder to whom such notice was


                                      F-2-5
defective or not given. In addition to any information required by law, each such notice shall state: (A) the redemption date, (B) the Redemption Price, (C) the aggregate number of Series D Preferred Units to be redeemed and if fewer than all of the outstanding Series D Preferred Units are to be redeemed, the number of Series D Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the total number of outstanding Series D Preferred Units held by such holder) of the aggregate number of Series D Preferred Units to be redeemed and (D) the place or places where certificates representing such Series D Preferred Units are to be surrendered for payment of the Redemption Price.

          (iv) PROCEDURES FOR REDEMPTION. If the Partnership gives a notice of redemption in respect of Series D Preferred Units (which notice will be irrevocable) then the Partnership's obligation to make available the Redemption Price shall be deemed fulfilled if, on or before the redemption date, the Partnership pays each holder of Series D Preferred Units in cash directly or the Partnership deposits irrevocably in trust for the benefit of the Series D Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price with irrevocable instructions and authority to pay such Redemption Price to the holders of the Series D Preferred Units upon surrender of the Series D Preferred Units by such holders at the place designated in the notice of redemption. If the Series D Preferred Units are evidenced by a certificate and if fewer than all Series D Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series D Preferred Units, evidencing the unredeemed Series D Preferred Units without cost to the holder thereof. On and after the redemption date, (i) distributions shall cease to accumulate on the Series D Preferred Units or portions thereof called for redemption, (ii) such units shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of Series D Preferred Units shall cease (except the right to receive the Redemption Price and any accumulated and unpaid distributions), unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series D Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixd for redemption. If payment of the Redemption Price is improperly withheld or not paid by the Partnership, distributions on such Series D Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price. No interest shall accrue for the benefit of the holders of the Series D Preferred Units to be redeemed on any cash set aside by the Partnership. Subject to applicable escheat laws, any cash deposited in trust by the Partnership that is unclaimed at the end of two years after the redemption date shall revert to the general funds of the Partnership, after which reversion the holders of the Series D Preferred Units so called for redemption shall look only to the general funds of the Partnership for the payment of such cash.

     (f)  VOTING RIGHTS.

          (i) GENERAL. Holders of the Series D Preferred Units shall not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited


                                      F-2-6

Partners, except as otherwise expressly set forth in the Partnership Agreement and except a set forth below.

          (ii) CERTAIN VOTING RIGHTS. So long as any Series D Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Units outstanding at the time (A) (1) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking senior to the Series D Preferred Units with respect to distributions or rights upon liquidation, dissolution or winding-up, or (2) reclassify any Partnership Interests of the Partnership into any such senior Partnership Interests, or (3) create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such senior Partnership Interests, (B) (1) authorize or create, or increase the authorized or issued amount of, any Parity Preferred Units, or (2) reclassify any Partnership Interest into any such Parity Preferred Units or (3) create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such Parity Preferred Units, or (C) either (1) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (2) amend, alter or repeal the provisions of the Partnership Agreement whether by merger, consolidation or otherwise, in either case in a manner that would materially and adversely affect the powers, rights, preferences, privileges or voting power of the Series D Preferred Units or the holders thereof; provided, however, that (I) with respect to the occurrence of a merger, consolidation or sale or lease of all of the Partnership's assets as an entirety, so long as (a) the Partnership is the surviving entity and the Series D Preferred Units remain outstanding with the terms thereof unchanged, (b) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes for the Series D Preferred Units other preferred units having substantially the same terms and same rights as the Series D Preferred Units, including with respect to distributions, voting rights upon liquidation, dissolution or winding-up or (c) such merger or consolidation occurs after October 1, 2004, then the occurrence of such event shall not be deemed to materially and adversely affect the powers, rights, preferences, privileges or voting power of the Series D Preferred Units and no vote of the Series D Preferred Units shall be required in such case, but, in the case of any merger or consolidation described in CLAUSE (C)(2)(I)(c) above, unless either SUBCLAUSE
(a) or (b) of CLAUSE (C)(2)(I) is satisfied with respect to such merger or consolidation, or such merger or consolidation is otherwise approved by a vote of the holders of at least two-thirds of the Series D Preferred Units outstanding, the Series D Preferred Units shall be exchangeable for authorized and previously unissued Series D Exchanged Units at the Exchange Price (as defined below) and otherwise in accordance with the provisions of SECTION (h) hereof; and (II) any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking either (y) junior to the Series D Preferred Units with respect to distributions and rights upon liquidation, dissolution or winding-up, or (z) on a parity with the Series D Preferred Units with respect to distributions or rights upon liquidation, dissolution or winding-up to the extent such Parity Preferred Units are not issued to the General Partner or an Affiliate thereof (including, without limitation, JMB Realty Corporation and its Affiliates) (provided that the Partnership may issue Parity Preferred Units to (i) the General Partner to the extent the issuance of such interests was to allow the General Partner or any of its Members to issue corresponding preferred stock or membership units permitted to be issued without the consent of holders of Series D Exchanged Units pursuant to the terms of the organizational documents of the General Partner, or (ii) any other Affiliate of the Partnership


                                      F-2-7
provided the same are issued upon terms no less favorable to the Partnership than would be obtained in an arm's length transaction with an unaffiliated party as determined by the board of directors of the general partner of the General Partner (including a majority of any independent directors) in good faith) shall not be deemed to materially and adversely affect such powers, rights, preferences, privileges or voting powers and no vote of the holders of Series D Preferred Units shall be required in such case. Notwithstanding the foregoing, no vote of the holders of the Series D Preferred Units shall be required pursuant to this SECTION (f), if, at or prior to the time such action is to take effect, the Partnership is entitled to and provides for the redemption of the Series D Preferred Units then outstanding at the Series D Redemption Price set forth in SECTION (e) hereof in accordance with the redemption procedures set forth therein.

     (g)  TRANSFER RESTRICTIONS.

          (i) The Series D Preferred Units shall be subject to the provisions of
Article XI of the Partnership Agreement, provided, however, that (i) the General Partner shall not unreasonably withhold its consent to the admission of transferees of Series D Preferred Units as Substituted Limited Partners provided that if such transfer occurs prior to October 1, 2004, each such transferee must comply with the following (A) such transferee shall not cause the total number of persons holding Series D Preferred Units (for the purposes of Treasury Regulation Section 1.7704-1(h)) to exceed five and (B) such transferee shall be a "qualified purchaser" within the meaning of Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended; and (ii) the last sentence of
Section 11.4.1 shall not be applicable to transfers of Series D Preferred Units.

          (ii) Notwithstanding anything to the contrary herein or otherwise in the Partnership Agreement, no transfers of Series D Preferred Units shall be permitted unless the transferee shall (i) not be "closely held" within the meaning of Section 856(a)(6) of the Code as then in effect and (ii) covenant that for so long as such transferee shall hold Series D Preferred Units, such transferee shall (A) not become "closely held" within the meaning of Section 856(a)(6) of the Code as in effect at the time of transfer and (B) notify the General Partner in the event such transferee shall become "closely held" within the meaning of Section 856(a)(6) of the Code.

     (h)  EXCHANGE RIGHTS.

          (i)  RIGHT TO EXCHANGE.

               (A) Series D Preferred Units shall be exchangeable in whole or in part at any time on or after October 1, 2009, at the option of the holders thereof, for Series D Exchanged Units at an exchange rate of one Series D Exchanged Unit for one Series D Preferred Unit, subject to adjustment as described below (the "Exchange Price"), provided that the Series D Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of Series D Preferred Units for Series D Exchanged Units if (1) at any time full distributions shall not have been timely made on the applicable Preferred Unit Distribution Payment Date on any Series D


                                      F-2-8

                    Preferred Unit with respect to 6 prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series D Preferred Units shall be considered timely made if made within two Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were made more than two Business Days after the applicable Preferred Unit Distribution Payment Date, or (2) upon receipt by a holder or holders of Series D Preferred Units of (I) notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (II) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series D Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series D Preferred Units may be exchanged for Series D Exchanged Units, in whole or in part, at the option of any holder prior to the tenth anniversary of the issuance date and after the third anniversary thereof if suh holder of a Series D Preferred Units shall deliver to the General Partner either (a) a private letter ruling addressed to such holder of Series D Preferred Units or (b) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series D Preferred Units at such earlier time would not cause the Series D Preferred Units to be considered "stock and securities" within the meaning of Section 351(e) of the Code for purposes of determining whether the holder of such Series D Preferred Units is an "investment company" under
                    Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series D Preferred Units may be exchanged in whole but not in part by any holder thereof which is a real estate investment trust within the meaning of Sections 856 through 859 of the Code for Equity Securities of the General Partner (but only if the exchange in whole may be accomplished consistently with the Ownership Limitation of the General Partner, if at any time, (i) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or
                    (ii) any such holder of Series D Preferred Units shall deliver to the Partnership and the General Partner Entity an opinion of independent counsel


                                      F-2-9
                    reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series D Prefered Units would fail to maintain qualification as a real estate investment trust.

               (B) Notwithstanding anything to the contrary set forth in this Agreement, if an Exchange Notice (as defined below) has been delivered to the General Partner, then the General Partner may, at its sole option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series D Preferred Units for cash in an amount equal to the Stated Value per Series D Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series D Preferred Units for cash pursuant to this SECTION
                    (h)(i)(B) by giving each holder of record of Series D Preferred Units notice of its election to redeem for cash, within five Business Days after receipt of the Exchange Notice, by registered mail, postage paid, at the address of each holder set forth in the records of the Partnership stating (1) the redemption date, which shall be no later than 60 days following the receipt of the Exchange Notice,
                    (2) the redemption price, (3) the place or places where the Series D Preferred Units are to be surrendered for payment of the redemption price, and (4) the aggregate number of Series D Preferred Units to be redeemed, and if fewer than all of the outstanding Series D Preferred Units are to be redeemed, the number of Series D Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the total number of outstanding Series D Preferred Units held by such holder) of the aggregate number of Series D Preferred Units being redeemed.

               (C) If an exchange of all or a portion of Series D Preferred Units pursuant to SECTION (h)(i)(A) hereof would violate the Ownership Limitation of the General Partner (as and to the extent that such Ownership Limitation has heretofore been waived by the General Partner), the General Partner shall give written notice thereof to each holder of record of Series D Preferred Units, within five Business Days following receipt of the Exchange Notice, by registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, provided such holder shall then be able to make the representation that it is not "closely held" within the meaning of Section 856(a)(6) of the Internal Revenue Code of 1986, each holder of Series D Preferred


                                     F-2-10

                    Units shall be entitled to exchange, pursuant to the provision of SECTION (h)(ii) a number of Series D Preferred Units which would comply with such Ownership Limitation (as the General Partner's general partner or other governing entity, as applicable, may, at its sole discretion, waive such Ownership Limitation with respect to such holder) and any Series D Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the Stated Value per Excess Unit, and all accrued and unpaid distributions thereon, to the date of redemption. The written notice of the General Partner shall state (1) the number of Excess Units held by such holder, (2) the redemption price, (3) the redemption date which date shall be no later than 60 days following the receipt of the Exchange Notice, and (4) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price. If an exchange would result in Excess Units, as a condition to such exchange, each holder of such Excess Units agrees to provide representations and covenants reasonably requested by the General Partner relating to (I) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to own in excess of the Ownership Limitation (taking into account any waiver thereof); (II) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates and (III) any other information required by the limited partnership agreement or limited partnership certificate or other equivalent organizational documents of the General Partner.

               (D) The redemption of Series D Preferred Units described in SECTION (h)(i)(B) and (C) hereof shall be subject to the provisions of SECTION (e)(iii) hereof; provided, however, that for purposes hereof the term "Redemption Price" in SECTION (e)(iii) shall be read to mean the Stated Value per Series D Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

          (iii)     PROCEDURE FOR EXCHANGE.

               (A) Any exchange shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the holder who is exercising such exchange right, by certified mail postage prepaid. Upon request of the General Partner, such holder delivering the Exchange Notice shall provide to the General Partner in writing such information as the General Partner may reasonably request to determine whether any portion of the exchange by the delivering holder will result in the violation of the


                                     F-2-11

                    Ownership Limitation of the General Partner. The exchange of Series D Preferred Units, or a specified portion thereof, may be effected after the fifth Business Day following receipt by the General Partner of the Exchange Notice and such requested information by delivering certificates, if any, representing such Series D Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series D Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is located at 900 North Michigan Avenue, Suite 1500, Chicago, Illinois 60611. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series D Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any Series D Exchanged Units issued pursuant to this SECTION (h) shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the limited partnership agreement or certificate of limited partnership or other relevant organizational documents of the General Partner, the Securities Act and relevant state securities or blue sky laws.

               (B) In the event of an exchange of Series D Preferred Units for shares of Series D Preferred Stock, an amount equal to the accrued and unpaid distributions that are not paid pursuant to SECTION (c)(i) hereof, whether or not declared, to the date of exchange on any Series D Preferred Units tendered for exchange shall (1) accrue and be payable by the General Partner from and after the date of exchange on the Series D Exchanged Units into which such Series D Preferred Units are exchanged, and (2) continue to accrue on such Series D Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series D Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series D Preferred Unit that was validly exchanged into Series D Exchanged Units pursuant to this Section (other than the General Partner now holding such Series D Preferred
                    Unit), receive a distribution out of Available Cash of the Partnership, with respect to any Series D Preferred Units so exchanged.

               (C) Fractional Series D Exchanged Units shall not be issued upon exchange but, in lieu thereof, the General Partner shall pay a cash adjustment based upon the fair market value of the Exchanged Units on the day prior to the exchange date as determined in good faith by the general partner of the General Partner.


                                     F-2-12

          (iii)     ADJUSTMENT OF EXCHANGE PRICE.

               (A) The Exchange Price is subject to adjustment upon certain events, including, (1) subdivisions, combinations and reclassification of the Series D Exchanged Units, and (2) distributions to all holders of Series D Exchanged Units of evidences of indebtedness of the General Partner or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Series D Exchanged Units).

               (B) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock (or other Equity Securities) or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series D Exchanged Units will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series D Exchanged Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series D Exchanged Units or fraction thereof into which one Series D Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

          (i) NO CONVERSION RIGHTS. The holders of the Series D Preferred Units shall not have any rights to convert such units into any other class or series of Partnership Interests in the Partnership or into any other interest in the Partnership.

          (j) NO SINKING FUND. No sinking fund shall be established for the retirement or redemption of Series D Preferred Units.


                                     F-2-13

                                    EXHIBIT G
                            ORIGINAL POOL PROPERTIES

PROPERTIES OWNED BY THE PARTNERSHIP OR A SUBTIER ENTITY:

1. The property commonly referred to as "Oakbrook Center," located in Oak Brook, Illinois.

2. The property commonly referred to as "Old Orchard Center," located in Skokie, Illinois.

3. The property commonly referred to as "The Galleria," located in Houston, Texas.

4. The property commonly referred to as "Fox Valley Center," including the former theatre outparcel and Chicago Health Club outparcel, located in Aurora, Illinois.

5. The property commonly referred to as "The Streets at Southpoint," located in Durham, North Carolina.

6. The property commonly referred to as "Hawthorn Center," including the former theatre outparcel, located in Vernon Hills, Illinois.

7. The property commonly referred to as "MainPlace," located in Santa Ana, California.

8. The property commonly referred to as "Galleria at Roseville," located in Roseville, California.

9. The property commonly referred to as "Citrus Park Town Center," located in Tampa, Florida.

10. The property commonly referred to as "Woodland Hills Mall," located in Tulsa, Oklahoma.

11. The property commonly referred to as "Wolfchase Galleria," located in Memphis, Tennessee.

12. The property commonly referred to as "Penn Square Mall," located in Oklahoma City, Oklahoma.

13. The property commonly referred to as "Brandon TownCenter," located in Tampa, Florida.

14. The property commonly referred to as "Miami International Mall," located in Miami, Florida.

15. The property commonly referred to as "Coral Square Mall," located in Coral Springs, Florida.

16. The property commonly referred to as "Century City Shopping Center," located in Los Angeles, California.

17. The property commonly referred to as "Water Tower Place," located in Chicago, Illinois.

18. The property commonly referred to as "Valencia Town Center," located in Valencia, California.

19. The property commonly referred to as "San Francisco Shopping Centre," located in San Francisco, California.

20. The property commonly referred to as "Copley Place," located in Boston, Massachusetts.

21. The property commonly referred to as "The Plaza at Citrus Park," including outparcels held for sale or lease, located in Tampa, Florida.

22. The property commonly referred to as "The Plaza at Brandon TownCenter," located in Tampa, Florida.

23. The property commonly referred to as "Sawmill Plaza," located in Columbus, Ohio.

24. The property commonly referred to as "New York Square," located in Aurora, Illinois.

25. The property commonly referred to as "Westheimer Triangle," located in Houston, Texas.

26. The property commonly referred to as "Brandon Land," located in Tampa, Florida.

27. The property commonly referred to as "Hawthorn Theatre," located in Vernon Hills, Illinois.

28. The property commonly referred to as "South Alabama" (the expansion land for the property commonly referred to as "Houston Galleria"), located in Houston, Texas.

29. The property commonly referred to as "Bed Bath & Beyond Parcel" adjacent to the property commonly referred to as "Wolfchase Galleria," located in Memphis, Tennessee.

30. The property commonly referred to as "Bed Bath & Beyond Parcel" adjacent to the property commonly referred to as "Brandon TownCenter," located in Tampa, Florida.

31. The property commonly referred to as the "Thomasville Furniture Parcel" adjacent to the property commonly referred to as "Brandon TownCenter," located in Tampa, Florida.

SCHEDULED ADDITIONS:

1. The expansion to the property commonly referred to as "Old Orchard Center," located in Skokie, Illinois.

2. The renovation to the property commonly referred to as "Water Tower Place," located in Chicago, Illinois.

3. The expansion to the property commonly referred to as "Century City Shopping Center," located in Los Angeles, California.

4. The renovation and expansion to the property commonly referred to as "Houston Galleria," located in Houston, Texas.

5. The renovation to the property commonly referred to as "Penn Square Mall," located in Oklahoma City, Oklahoma.

                                    EXHIBIT H
                   SCHEDULE OF ALLOCATION OF NONRECOURSE DEBT

           If the Amount of Partnership "Excess
           Nonrecourse Liabilities" (within the
                   meaning of Regulation
                  Section 1.752-3(a)(3))
            Outstanding (all of which shall be                                 Specified Percentage
          Qualified Nonrecourse Liabilities) is:                                 for Each Amount
          -------------------------------------                                --------------------
                     $   750,000,000                                                    85%
                       1,000,000,000                                                    65%
                       1,100,000,000                                                    58%
                       1,200,000,000                                                    55%
                       1,300,000,000                                                    50%
                       1,400,000,000                                                    50%
                       1,500,000,000                                                    47%
                       2,000,000,000                                                    43%
                       2,500,000,000                                                    43%
                       3,000,000,000                                                    43%
                       3,500,000,000                                                    43%
                       4,000,000,000                                                    43%
                       4,500,000,000                                                    43%
                       5,000,000,000                                                    43%
                       5,500,000,000                                                    43%
                       6,000,000,000 or more                                            43%

For purposes of this Exhibit, if the actual amount of Partnership "excess Nonrecourse Liabilities" (within the meaning of Regulation Section 1.752-3(a)(3)) is between two amounts specified, the amount utilized shall be rounded to the next lowest amount. As required by SECTION 6.1(c), all of the excess nonrecourse liabilities (within the meaning of Section 1.752-3(a)(3)) shall be Qualified Nonrecourse Liabilities of the Partnership. Unless otherwise expressly stated, no inference is intended under this Agreement or any other agreement with respect to the statement in this Exhibit of "excess nonrecourse liabilities" in an amount which is less than $1,350,000,000.

                                    EXHIBIT I
                          CAPITAL ACCOUNTS OF PARTNERS

-------------------------------------------------------------------------------
NAME                            CAPITAL ACCOUNT BALANCE IMMEDIATELY AFTER
                                      SECTION 4.5(b) DISTRIBUTION(1)
-------------------------------------------------------------------------------
General Partner                               $746,346,901
-------------------------------------------------------------------------------
Original Class A Limited Partners             $563,033,627
-------------------------------------------------------------------------------

-------------------
(1) These amounts shall be recomputed to the extent that the aggregate value of all Class A Common Units outstanding immediately after the Effective Date differs from $1,309,380,528, so that the General Partner's Capital Account balance is 57%, and the Original Class A Limited Partners' Capital Account balance is 43%, of such revised aggregate value.

                                    EXHIBIT J
                               CONVERSION OF UNITS

     (A) For purposes of this EXHIBIT J, "Unit Adjustment Factor" shall mean initially 1.0; provided, however the Unit Adjustment Factor may be adjusted in the following manner:

          (1) if, at any time or from time to time, the General Partner has more than a relatively minor amount of assets other than its interest in the Partnership (or liabilities) or income (or loss) other than through the Partnership ("GP Other Operations"), and either the General Partner or Original Class A Limited Partners holding a majority of the Class A Common Units then held by Original Class A Limited Partners reasonably believe, based on advice of a nationally recognized investment banking firm, that the Unit Adjustment Factor should be other than "1" because the pricing of the GP Registered Shares will be affected by the GP Other Operations, then upon written notice (the "Adjustment Notice") from either the General Partner to the Original Class A Limited Partners or from the Original Class A Limited Partners holding a majority of the Class A Common Units held by Original Class A Limited Partners to the General Partner, the initial Unit Adjustment Factor shall be redetermined as the ratio of the net asset value of a Class A Common Unit in the Partnership determined as of the date of the Adjustment Notice (net asset value as determined on a reasonable basis by the General Partner reasonably consistent with any method used for purposes of determining the General Partner's and any of its Affiliates' annual financial reporting), to the average closing price of the GP Registered Shares over the 20 trading days immediately preceding the date of the Adjustment Notice; and

          (2) if the General Partner (a) declares or pays a dividend on its outstanding GP Registered Shares in GP Registered Shares or makes a distribution to all holders of its outstanding GP Registered Shares in GP Registered Shares, (b) subdivides its outstanding GP Registered Shares, or
     (c) combines its outstanding GP Registered Shares into a smaller number of GP Registered Shares, the Unit Adjustment Factor shall be adjusted by multiplying the Unit Adjustment Factor by a fraction, the numerator of which shall be the number of GP Registered Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of GP Registered Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and, provided, further, however, that if the component within clause (ii) of the definition of Put Right Price is positive, the Unit Adjustment Factor shall be adjusted by multiplying the Unit Adjustment Factor by a fraction, the numerator of which shall be the Put Right, and the denominator of which shall be Put Right Price without taking into account any amount described within clause (ii) of the definition of Put Right Price. Any adjustment to the Unit Adjustment Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (B) Subject to the further provisions of this EXHIBIT J, beginning 180 days after the effective date of the listing of any GP Registered Shares (except as otherwise contractually restricted), the General Partner shall grant to each Limited Partner holding Class A Common Units the right (the "Conversion Right") to exchange any or all of the Class A Common Units held by that Partner for GP Registered Shares; provided that in the event the General Partner issues to any holders of GP Registered Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase GP Registered Shares, or any other securities or property (collectively, the "GP Share Rights"), then (except to the extent such rights have already been reflected in an adjustment to the Unit Adjustment Factor as provided in (A)(2) above) the converting partner shall also be entitled to receive such GP Share Rights that a holder of that number of GP Registered Shares would be entitled to receive. The Conversion Right may be exercised by a Limited Partner (a "Converting Partner") at any time and from time to time by delivering a Notice of Conversion to the General Partner not less than ten (10) days prior to such exchange. The General Partner shall at all times reserve and keep available out of its authorized but unissued GP Registered Shares, solely for the purpose of effecting the exchange of Class A Common Units for GP Registered Shares, such number of GP Registered Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class A Common Units not owned by the General Partner. No Limited Partner shall, solely by virtue of being the holder of one or more Class A Common Units, be deemed to be a shareholder of or have any other interest in the General Partner.

     (C) In the event of any change in the Unit Adjustment Factor, the number of Class A Common Units held by each Partner shall be proportionately adjusted by multiplying the number of Class A Common Units held by such Partner immediately prior to the change in the Unit Adjustment Factor by the new Unit Adjustment Factor; the intent of this provision is that one Partnership Unit remains exchangeable for one GP Registered Share without dilution. In the event the General Partner issues any GP Registered Shares in exchange for Class A Common Units pursuant to this EXHIBIT J, any such Class A Common Units so acquired by the General Partner shall immediately thereafter be cancelled by the Partnership and the Partnership shall issue to the General Partner new Class A Common Units pursuant to SECTION 4.2(b) hereof. Each Converting Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of GP Registered Shares upon exercise of the Conversion Right. Notwithstanding the foregoing provisions of this EXHIBIT J, a Limited Partner shall not have the right to exchange Class A Common Units for GP Registered Shares if (i) in the opinion of counsel for the General Partner, the General Partner would, as a result thereof, no longer qualify (or it would be more likely than not that the General Partner no longer would qualify) as a real estate investment trust under the Code; or (ii) such exchange would in the opinion of counsel for the General Partner, constitute or be more likely than not to constitute a violation of applicable securities laws.

                                    EXHIBIT K
                            PRO FORMA FFO CALCULATION


CONSOLIDATED STATEMENTS OF OPERATIONS

                                    EXHIBIT K


($000's omitted, except share and per share amounts)                                              Years ended December 31
-------------------------------------------------------------------------------------------------------------------------
                                                                                      1999            1998           1997
-------------------------------------------------------------------------------------------------------------------------
Revenues:
     Shopping center revenues:
         Minimum rents                                                         $   142,879     $   118,290    $    94,812
         Percentage rents                                                            9,200           7,322          5,575
         Recoveries from tenants                                                    76,282          65,108         47,493
         Other                                                                      12,402           6,866          4,480
-------------------------------------------------------------------------------------------------------------------------
                                                                                   240,763         197,586        152,360
     Interest income                                                                   971           1,103          1,620
-------------------------------------------------------------------------------------------------------------------------
                                                                                   241,734         198,689        153,980
-------------------------------------------------------------------------------------------------------------------------
Expenses:
     Shopping center expenses                                                       84,096          72,538         52,138
     Mortgage and other interest                                                    60,226          43,751         33,876
     Ground rent                                                                     4,484           4,596          4,689
     Depreciation and amortization                                                  50,784          41,463         33,866
     General and administrative                                                      6,171           4,829          3,269
     Write-off of assets                                                             1,668             186            140
-------------------------------------------------------------------------------------------------------------------------
                                                                                   207,429         167,363        127,978
-------------------------------------------------------------------------------------------------------------------------
         Operating income                                                           34,305          31,326         26,002
Income from unconsolidated partnerships                                             12,858          10,778          6,227
Income (loss) from the Management Company                                            1,183             264           (438)
-------------------------------------------------------------------------------------------------------------------------
         Income before other gains, minority interest and extraordinary
              items                                                                 48,346          42,368         31,791
Other gains                                                                            632             479          3,673
Minority interest                                                                  (17,877)        (13,540)       (12,560)
-------------------------------------------------------------------------------------------------------------------------
         Income before extraordinary items                                          31,101          29,307         22,904
Extraordinary items (net of taxes and minority interest)                            (1,618)              -         (5,719)
-------------------------------------------------------------------------------------------------------------------------

         Net income                                                                 29,483          29,307         17,185
Dividends on preferred stock                                                        (8,452)         (6,359)          (811)
-------------------------------------------------------------------------------------------------------------------------
         Income applicable to common and unit voting common stock              $    21,031     $    22,948    $    16,374
-------------------------------------------------------------------------------------------------------------------------
Basic income per common and unit voting common share:
     Before extraordinary items                                                $      1.26     $      1.29    $      1.27
     Extraordinary items                                                              (.09)              -           (.33)
-------------------------------------------------------------------------------------------------------------------------
         Net income                                                            $      1.17     $      1.29    $      0.94
-------------------------------------------------------------------------------------------------------------------------

Diluted income per common and unit voting common share:
     Before extraordinary items                                                $      1.25     $      1.27    $      1.25
     Extraordinary items                                                              (.09)              -           (.33)
-------------------------------------------------------------------------------------------------------------------------
         Net income                                                            $      1.16     $      1.27    $      0.92
-------------------------------------------------------------------------------------------------------------------------

Weighted-average common and unit voting common shares outstanding:
         Basic                                                                  17,910,152      17,744,072     17,440,454
         Diluted                                                                18,096,529      18,013,943     17,707,581
-------------------------------------------------------------------------------------------------------------------------
Dividends declared and paid per common and unit voting
     common share                                                              $      2.24     $      2.10    $      2.03
-------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

The chart below shows the calculation of diluted funds from operations for the years 1997 through 1999:

-------------------------------------------------------------------------------------------------------------------------
                                                                                      1999            1998           1997
-------------------------------------------------------------------------------------------------------------------------
Income before extraordinary items and minority interest                        $    48,978     $    42,847     $   35,464
Plus depreciation and amortization                                                  48,417          39,512         31,435
Plus Company's share of depreciation and amortization from
     unconsolidated partnerships and Urban Retail Properties Co.                    12,553           9,177          6,502
Plus incentive unit dividends                                                          556             436            195
Less perpetual preferred unit distributions                                         (4,178)              -              -
-------------------------------------------------------------------------------------------------------------------------
Diluted funds from operations                                                  $   106,326     $    91,972     $   73,596
-------------------------------------------------------------------------------------------------------------------------

                          URBAN SHOPPING CENTERS, INC.

                      Consolidated Statements of Operations

                Three and Six Months Ended June 30, 2000 and 1999

                                   (Unaudited)

                      ($000's omitted, except share amounts)



                                                                  Three Months Ended                   Six Months Ended
                                                                        June 30                             June 30
                                                             -----------------------------       -----------------------------
                                                                 2000             1999              2000            1999
                                                                 ----             ----              ----            ----
Revenues:
    Shopping center revenues:
        Minimum rents.....................................   $    39,700        $    34,755       $    78,858      $    66,007
        Percentage rents..................................         1,017                881             1,826            1,526
        Recoveries from tenants...........................        22,745             19,837            43,770           36,164
        Other.............................................         2,646              2,535             5,541            4,022
                                                             -----------        -----------       -----------      -----------
                                                                  66,108             58,008           129,995          107,719
    Interest income.......................................            68                196               196              377
                                                             -----------        -----------       -----------      -----------
                                                                  66,176             58,204           130,191          108,096

Expenses:
    Shopping center expenses..............................        22,588             20,867            45,833           39,178
    Mortgage and other interest...........................        17,010             14,258            34,114           26,234
    Ground rent...........................................         1,169              1,142             2,300            2,229
    Depreciation and amortization.........................        14,141             12,264            28,253           23,109
    General and administrative............................         1,588              1,417             3,101            2,921
    Write-off of assets...................................             -              1,393                 -            1,393
                                                             -----------        -----------       -----------      -----------
                                                                  56,496             51,341           113,601           95,064
                                                             -----------        -----------       -----------      -----------
         Operating income.................................         9,680              6,863            16,590           13,032

Income from unconsolidated partnerships...................         4,032              2,908             7,034            5,409
Income from the Management Company........................           944                276             2,193              308
                                                             -----------        -----------       -----------      -----------
         Income before other gains, minority
          interest and extraordinary items................        14,656             10,047            25,817           18,749
Other gains...............................................             -                  -               259                -
Minority interest.........................................        (6,477)            (3,348)          (11,898)          (5,951)
                                                             -----------        -----------       -----------      -----------
         Income before extraordinary items................         8,179              6,699            14,178           12,798

Extraordinary items (net of taxes and
    minority interest)....................................             -               (486)                -           (1,618)
                                                             -----------        -----------       -----------      -----------
         Net income.......................................         8,179              6,213            14,178           11,180

Dividends on preferred stock..............................        (2,226)            (2,113)           (4,452)          (4,226)
                                                             -----------        -----------       -----------      -----------
    Income applicable to common and
      unit voting common stock............................   $     5,953        $     4,100       $     9,726      $     6,954
                                                             -----------        -----------       -----------      -----------
                                                             -----------        -----------       -----------      -----------
Basic income per common and unit voties common share:
    Before extraordinary items............................  $       .33        $       .26       $       .54      $       .48
    Extraordinary items...................................            -               (.03)                -             (.09)
                                                             -----------        -----------       -----------      -----------
            Net income....................................   $       .33        $       .23       $       .54      $       .39
                                                             -----------        -----------       -----------      -----------
                                                             -----------        -----------       -----------      -----------

Diluted income per common and unit voting common share:
    Before extraordinary items...........................   $       .32       $       .26                .53               .47
    Extraordinary items..................................             -              (.03)                 -              (.09)
                                                            -----------       -----------        -----------       -----------
            Net income...................................   $       .32       $       .23                .53               .38
                                                            -----------       -----------        -----------       -----------
                                                            -----------       -----------        -----------       -----------

Weighted-average common adn unit voting common shares
  outstanding:
         Basic...........................................    18,125,934        17,905,975         18,088,627        17,895,881
                                                            -----------       -----------        -----------       -----------
                                                            -----------       -----------        -----------       -----------
         Diluted.........................................    18,352,690        18,128,795         18,263,395        18,106,836
                                                            -----------       -----------        -----------       -----------
                                                            -----------       -----------        -----------       -----------

Dividends declared and paid per common and
  unit voting common share...............................   $       .59       $       .56        $      1.18       $      1.12
                                                            -----------       -----------        -----------       -----------
                                                            -----------       -----------        -----------       -----------

     REVIEW OF OPERATIONS

     FUNDS FROM OPERATIONS. Funds from operations should not be considered as an alternative to net income or any other GAAP measurement of performance, as an indicator of operating performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity. The chart below shows the calculation of diluted funds from operations:


                                                            Three Months Ended                   Six Months Ended
                                                                  June 30                             June 30
                                                        -----------------------------     -----------------------------
                                                             2000             1999              2000          1999
                                                             ----             ----              ----          ----
Income before minority interest and
  extraordinary items..................................   $    14,656       $    10,047        $    26,076     $    18,749
Plus depreciation and amortization.....................        13,443            11,617             26,845          22,009
Plus Company's share of depreciation
  and amortization from unconsolidated
  partnerships and the Management
  Company..............................................         4,835             2,901              9,730           5,792
Plus incentive unit dividends..........................           144               139                289             278
Less perpetual preferred unit
  distributions........................................        (2,920)             (345)            (5,841)           (345)
                                                          -----------       -----------        -----------     -----------
Diluted funds from operations..........................   $    30,158       $    24,359        $    57,099     $    46,483
                                                          -----------       -----------        -----------     -----------
                                                          -----------       -----------        -----------     -----------

Notes:

The calculation of FFO presented above has been calculated in accordance, and consistent, with the guidance contained in that portion of the NAREIT White Paper on Funds From Operations dated March 1995 attached hereto as Annex I.

In addition, in calculating FFO, the calculation begins with net income before extraordinary items so that extraordinary or unusual items and significant non-recurring events do not materially distort the comparative measure of performance; the only depreciation and amortization which has been added back is that which is uniquely significant to the real estate industry; the contributions of unconsolidated partnerships and joint ventures have been reflected on the same basis as Urban Shopping Centers' own operations; gains and losses from sales of securities and undepreciated land have been included in the calculation of FFO.

On a going forward basis, gains and sales from undepreciated property incidental to the main business of the Partnership will not be included in the calculation of FFO.

III.     DISCUSSION OF FFO DEFINITION

         A.       AMORTIZATION AND DEPRECIATION.

         The 1991 definition of FFO specified that depreciation and amortization were to be added back to net income, without specifying what amortized items are to be included. As a result, different capitalization policies among reporting REITs led to widely varying lists of items being "added back" in the calculation.

         In addition, some analysts questioned the propriety of adding back any depreciation other than depreciation of real estate, since the original justification for the add back was that historical cost depreciation is inappropriate for real estate assets. Their argument has been that depreciation of assets other than real estate is no less real when they are owned by a REIT than when they are owned by a company in another industry, and that there is therefore no reason to add back their depreciation in measuring the operating performance of a REIT.

         NAREIT AGREES THAT THE LOGIC UNDERLYING THE CONCEPT OF FFO IS INCONSISTENT WITH THE ADD BACK OF DEPRECIATION OR AMORTIZATION OF ASSETS OTHER THAN THOSE UNIQUELY SIGNIFICANT TO THE REAL ESTATE INDUSTRY. IT URGES ALL MEMBER COMPANIES REPORTING FFO TO ADD BACK ONLY THOSE ITEMS THAT MEET THIS STANDARD.

         Examples of items that should be added back include real property depreciation, amortization of capitalized leasing expenses, tenant allowances or improvements, and the like. Specifically excluded are the add back of items such as the amortization of deferred financing costs, depreciation of computer software, company office improvements, and other items commonly found in other industries and required to be recognized as expenses in the calculation of net income.

     B.  TREATMENT OF NON-RECURRING ITEMS

     NAREITs intent in the creation of FFO was to try to produce a measure of operating performance that is recurring in nature. ACCORDINGLY, NAREIT BELIEVES THAT ITEMS CLASSIFIED BY GAAP AS EXTRAORDINARY OR UNUSUAL, ALONG
WITH SIGNIFICANT NON-RECURRING EVENTS THAT MATERIALLY DISTORT THE COMPARATIVE MEASUREMENT OF COMPANY PERFORMANCE OVER TIME, ARE NOT MEANT TO BE REDUCTIONS OR INCREASES IN FFO, AND SHOULD BE DISREGARDED IN ITS CALCULATION. THIS CAN BE ACCOMPLISHED IN ONE OF TWO WAYS: (1) BEGIN THE RECONCILIATION TO FFO
WITH NET INCOME BEFORE EXTRAORDINARY ITEMS; OR (2) BEGIN THE RECONCILIATION
TO FFO WITH NET INCOME AFTER EXTRAORDINARY ITEMS AND REFLECT EXTRAORDINARY
AND NON-RECURRING ITEMS IN THE RECONCILIATION. HOWEVER, CLEAR AND EXPLANATORY DISCLOSURE OF THESE ADJUSTMENTS SHOULD BE PROVIDED EVEN IF NOT OTHERWISE REQUIRED.

     C.  ENTITIES ADDRESSED BY THE FFO DEFINITION.

     The 1991 definition of FFO addressed the treatment of unconsolidated partnerships and joint ventures. Specifically, REITs were instructed to reflect the contributions of unconsolidated partnerships and joint ventures to the REIT's FFO on the same basis as the REIT's own operations. It appears that the original drafters intended that the term joint ventures include both unincorporated associations or corporations in which a REIT holds an active interest.

     Nevertheless, REITs increasingly use corporations, the operations of which are not reported on a consolidated basis with those of the REITs. NAREIT BELIEVES THAT THE USE OF A CORPORATE FORM INSTEAD OF A PARTNERSHIP SHOULD NOT AFFECT THE DETERMINATION OF WHETHER AN ENTITY IS TO BE TREATED AS A JOINT VENTURE FOR PURPOSES OF THE DEFINITION.

     D.  DISCLOSURE OF FFQ

     Many companies have reported FFO without providing sufficient disclosure to allow analysts to determine how it is being calculated. In turn, this has made it more difficult to evaluate the degree to which reported FFO results are inconsistent with the definition.

     NAREIT believes that an important benefit to all REITs has arisen from the increased use of FFO as a supplement to net income in the measurement of REIT operating performance. In order to continue that benefit, NAREIT ENCOURAGES ITS MEMBER COMPANIES TO REPORT THEIR FFO ON A QUARTERLY BASIS, AND IN ALL SEC FILINGS, INCLUDING 10Ks,10Qs, AND REGISTRATION STATEMENTS along with a statement showing how FFO is calculated.

     The format for the statement of FFO should reconcile to net income from the statement of operations and include a line item breakdown of each of the adjustments being used in the calculation of FFO. The reconciliation should be sufficiently detailed to provide readers with a clear understanding of the material differences between net income and FFO.

     In addition to depreciation of real estate, examples of important items that should be considered for inclusion in the reconciliation itemized both for wholly owned entities and partially owned entities, when applicable, include the following:

     - separate itemized listing of each of the following: amortization or depreciation of tenant allowances, tenant improvements, or capitalized leasing costs;

     -  adjustments for extraordinary, unusual, or non-recurring items;

     - gains or losses on asset dispositions, to the extent not included in both net income and FFO; and

     -  distributions to minority interests, if applicable.

     NAREIT encourages REITs reporting FFO to make this change as soon as practical, but in no event later than for fiscal periods beginning in 1996.

     E.  GAINS AND LOSSES ON PROPERTY SALES

     A number of REITs sell undepreciated property incidental to their main business, most often sales of securities or parcels of land peripheral to operating properties. The prohibition against the inclusion of gains or losses on property sales in FFO was not meant to address this kind of activity, but rather the gain or loss on previously depreciated operating properties.

     [THOSE REITS THAT CHOOSE TO INCLUDE SUCH GAINS OR LOSSES ON SALES OF SECURITIES OR UNDEPRECIATED LAND] IN THEIR FFO SHOULD DISCLOSE THE AMOUNT OF SUCH GAINS OR LOSSES FOR EACH APPLICABLE REPORTING PERIOD. THOSE THAT DO NOT SHOULD ADDRESS THE AMOUNT OF SUCH GAINS OR LOSSES IN THEIR RECONCILIATION OF NET INCOME TO FFO.

                                    EXHIBIT L
                     CERTAIN REGISTRATION RIGHTS AGREEMENTS


1. Registrations Rights and Lock-Up Agreement, dated as of October 14, 1993, between Urban Shopping Centers, Inc. and certain Investors

2. Registration Rights Agreement, dated November 13, 1997, by and between Urban Shopping Centers, Inc. and Security Capital Preferred Growth Incorporated

3. Registration Rights Agreement, dated December 21, 1998, by and among Urban Shopping Centers, Inc., Urban Shopping Centers, L.P. and Kenwood Plaza Limited Partnership

4. Registration Rights Agreement, dated June 10, 1999, by and among Urban Shopping Centers, Inc., Urban Shopping Centers, L.P. and Kenwood Plaza Limited Partnership

                                    EXHIBIT M
                           QUARTERLY DEBT INFORMATION

For each calendar quarter, the following information in reasonable detail:

(A)  Any

     (i) sale, transfer, exchange, distribution or other disposition of Partnership property,

     (ii) contribution of property to a joint venture,

     (iii) pay down, forgiveness, or other reduction in the principal amount of debt,

     (iv) guarantee or purchase of any Partnership Nonrecourse Debt by (A) the General Partner, (B) an affiliate of the General Partner, or (C) to the General Partner's knowledge, any Partner (other than the General Partner) or any 10% affiliate of such Partner,

     (v) conversion or contribution of Partnership debt to equity of the Partnership, and

     (vi) other transaction or series of related transactions,

which occurred during the quarter and could reasonably be expected to reduce the amount of Partnership Nonrecourse Liabilities allocable to an Original Class A Limited Partner below its Target Class A Common Unit Debt Allocation.

(B) the aggregate amount by which the Partnership's Nonrecourse Liabilities were reduced as a result of the events described in (A) above, and

(C) the aggregate amount of Partnership Nonrecourse Liabilities as of the end of the quarter covered in such report.


                                      L-2